                                                                    Exhibit 1

                  AMENDED AND RESTATED ARTICLES OF ORGANIZATION

                                                          Federal Identification
                                                              Number: 06-1047163
                                                                      ----------


                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

We, MICHAEL S. WYZGA, *Senior Vice-President and PETER WIRTH, *Clerk of Genzyme Corporation located at One Kendall Square, Cambridge, MA 02139 do hereby certify that the following Restatement of the Articles of Organization was duly adopted at an adjourned session on June 20, 2000 of a meeting held on May 25, 2000 by a vote of

         62,609,421 votes cast by holders of Genzyme common stock voting as one class of an aggregate total of 96,672,520 votes outstanding,

         7,356,596 shares of Genzyme Molecular Oncology Division Common Stock of 13,624,432 shares outstanding,

         9,044,322 shares of Genzyme Surgical Products Division Common Stock of 14,900,615 shares outstanding, and

         14,337,287 shares of Genzyme Tissue Repair Division Common Stock of 28,655,353 shares outstanding,


**being at least a majority of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:



                    ARTICLE I The name of the corporation is:

                               GENZYME CORPORATION

                                   ARTICLE II
The purpose of the corporation is to engage in the following business activities:

     TO DEVELOP, MANUFACTURE AND SELL HUMAN HEALTH CARE PRODUCTS AND TO ENGAGE GENERALLY IN ANY BUSINESS THAT MAY LAWFULLY BE CARRIED ON BY A CORPORATION FORMED UNDER CHAPTER 156B OF THE GENERAL LAWS OF MASSACHUSETTS.


*Delete the inapplicable words.     **Delete the inapplicable clause.

                                   ARTICLE III


State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:


===================================  ===========================================
        WITHOUT PAR VALUE                          WITH PAR VALUE
-----------------------------------  -------------------------------------------
 TYPE           NUMBER OF SHARES      TYPE             NUMBER OF     PAR VALUE
                                                         SHARES
-----------  ----------------------  ------------  ----------------  -----------
Common:                               Common:         390,000,000*     $.01
-----------  ----------------------  ------------  ----------------  -----------

-----------  ----------------------  ------------  ----------------  -----------
Preferred:                            Preferred:       10,000,000      $.01
-----------  ----------------------  ------------  ----------------  -----------

===========  ======================  ============  ================  ===========


* of which 200,000,000 shares have been designated Genzyme General Division Common Stock, 40,000,000 shares have been designated Genzyme Molecular Oncology Division Common Stock, 60,000,000 shares have been designated Genzyme Surgical Products Division Common Stock, and 40,000,000 share have been designated Genzyme Tissue Repair Division Common Stock. *** of which 2,000,000 shares have been designated Series A Junior Participating Preferred Stock, 400,000 shares have been designated Series B Junior Participating Preferred Stock, 400,000 shares have been designated Series C Junior Participating Preferred Stock, and 600,000 shares have been designated Series D Junior Participating Preferred Stock.

                                   ARTICLE IV

         If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


                          DESCRIPTION OF CAPITAL STOCK

A.       AUTHORIZED CAPITAL STOCK

         The total number of shares of all classes of capital stock which the Corporation shall be authorized to issue is four hundred million (400,000,000) shares, consisting of three hundred ninety million (390,000,000) shares of Common Stock, $.01 par value per share (the "Common Stock") and ten million (10,000,000) shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

B.       UNDESIGNATED COMMON STOCK

         Shares of Common Stock not at the time designated as shares of a particular series pursuant to this Section IV.B. or any other provision of these Articles of Organization may be issued from time to time in one or more additional series. The Board of Directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series, provided that in no event shall the holder of a share of any series of Common Stock be entitled to more than one vote per share at the time that shares of such series are first issued. The Board of Directors shall determine the number of shares constituting each series of Common Stock and each series shall have a distinguishing designation.

C.       GENZYME GENERAL DIVISION COMMON STOCK

         1. AUTHORIZED AMOUNTS. Two hundred million (200,000,000) shares of Common Stock are designated as a series of Common Stock with the following designation: Genzyme General Division Common Stock (the "GGD Stock"). To the extent legally permitted, such number of shares may be increased or decreased by vote of the Board of Directors, provided that no decrease shall reduce the number of shares of GGD Stock to a number less than the number of shares of such series then outstanding plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into such series of Common Stock. A description of the GGD Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

         2. DIVIDENDS AND DISTRIBUTIONS. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon the GGD Stock, in such amounts and at such times as the Board of Directors may determine, only out of the lesser of (a) funds of the Corporation legally available therefor and (b) the Available GGD Dividend Amount.

         3. VOTING RIGHTS. The holders of GGD Stock, voting together with the holders of shares of all other series of Common Stock as a single class of stock, shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may be determined by the Board of Directors in establishing any series of Common or Preferred Stock or as may otherwise be required by law. Each share of the GGD Stock shall entitle the holder thereof to one vote.

         4. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the rights of the holders of GGD Stock shall be as follows:

                  (a) After the Corporation has satisfied or made provision for its debts and obligations and for the payment to the holders of shares of any class or series of capital stock having preferential rights to receive distributions of the net assets of the Corporation (including any accumulated and unpaid dividends), the holders of GGD Stock shall be entitled to receive the net assets of the Corporation remaining for distribution, on a per share basis in proportion to the respective liquidation units per share of all series of Common Stock. Each share of GGD Stock shall have one hundred (100) liquidation units.

                  (b) For the purposes of Section IV.C.4(a), any merger or business combination involving the Corporation or any sale of all or substantially all of the assets of the Corporation shall not be treated as a liquidation.

         5. SPECIAL VOTING RIGHTS. The Corporation shall not, without approval by the holders of the GGD Stock at a meeting at which a quorum is present and the votes cast in favor of the proposal exceed those cast against:

                  (a) allow any proceeds from the Disposition of the properties or assets allocated to Genzyme General Division to be used in the business of any other Division without fair compensation being allocated to Genzyme General Division as determined by the Board of Directors;

                  (b) allow any properties or assets allocated to Genzyme General Division to be used in the business of any other Division or for the declaration or payment of any dividend or distribution on any series of Common Stock other than the GGD Stock without fair compensation being allocated to Genzyme General Division as determined by the Board of Directors;

                  (c) issue, sell or otherwise distribute shares of GGD Stock without allocating the proceeds or other benefits of such issuance, sale or distribution to Genzyme General Division;

                  (d) change the rights or preferences of the GGD Stock so as to affect the GGD Stock adversely; or

                  (e) effect any merger or business combination involving the Corporation as a result of which (a) the holders of all series of Common Stock of the Corporation shall no longer own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving corporation and (b) the holders of all series of Common Stock of the Corporation do not receive the same form of consideration, distributed among such holders in proportion to the Market Capitalization of each series of Common Stock as of the date of the first public announcement of such merger or business combination.

         6. DEFINITIONS. As used in this Section IV.C., the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

         (a) "Available GGD Dividend Amount," on any date, shall mean the greater of:

                  (1) the excess of

                           (A) the greater of (x) the fair value on such date of
the net assets of Genzyme General Division and (y) an amount equal to $335,378,000 (stockholders' equity allocated to Genzyme General Division at June 30, 1994), such dollar amount to be increased or decreased, as appropriate, to reflect, after June 30, 1994, (A) the Earnings Attributable to Genzyme General Division, (B) any dividends or other distributions (including by reclassification or exchange) declared or paid with respect to, or repurchases or issuances of, any shares of GGD Stock or any other class of capital stock attributed to Genzyme General Division, but excluding dividends or other distributions paid in shares of GGD Stock to the holders thereof or in shares of any other class of capital stock attributed to Genzyme General Division to the holders thereof, and (C) any other adjustments to the stockholders' equity of Genzyme General Division made in accordance with generally accepted accounting principles, over

                           (B) the sum of (x) the aggregate par value of all
outstanding shares of GGD Stock and any other class of capital stock attributed to Genzyme General Division and (y) unless these Articles of Organization permit otherwise, the aggregate amount that would be needed to satisfy any preferential rights to which holders of all outstanding Preferred Stock attributed to Genzyme General Division are entitled upon dissolution of the Corporation in excess of the aggregate par value of such Preferred Stock, provided that such excess shall be reduced by any amount necessary to enable Genzyme General Division to pay its debts as they become due, and

                  (2) the amount legally available for the payment of dividends determined in accordance with Massachusetts law applied as if Genzyme General Division were a separate corporation.

         (b) "Earnings Attributable" to Genzyme General Division for any period, shall mean the net income or loss of Genzyme General Division for such period (or for the fiscal periods of the Corporation commencing prior to the GTR Effective Date and after June 30, 1994, pro forma net income or loss of Genzyme General Division as if the GTR Effective Date were June 30, 1994) determined in accordance with generally accepted accounting principles, with all income and expenses of the Corporation being allocated between Divisions in a reasonable and consistent manner in accordance with policies adopted by the Board of Directors; provided, however, that as of the end of any fiscal quarter of the Corporation, any projected annual tax benefit attributable to any Division that cannot be utilized by such Division to offset or reduce its allocated tax liability may be allocated to any other Division without any compensating payment or allocation.

         (c) "Genzyme General Division" shall mean, at any time, the Corporation's interest in (i) all of the businesses, products, or development or research programs in which the Corporation or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, other than those allocated to any division of the Corporation represented by a series of Common Stock (any "Division") other than the GGD Stock; and (ii) all assets and liabilities of the Corporation to the extent allocated to any such businesses, products, or development or research programs in accordance with generally accepted accounting principles consistently applied for all of the Corporation's business units. From and after the date on which all of the outstanding shares of any series of Common Stock are exchanged for shares of GGD Stock, other securities, cash, other property or a combination thereof, all of the businesses, products, development or research programs, assets and liabilities of the Division represented by such series of Common Stock shall be included in Genzyme General Division. Genzyme General Division shall be represented by the GGD Stock.

D.       GENZYME MOLECULAR ONCOLOGY COMMON STOCK

         1. AUTHORIZED AMOUNTS AND DESIGNATIONS. Forty million (40,000,000) shares of Common Stock are designated as a series of Common Stock with the following designation: Genzyme Molecular Oncology Division Common Stock (the "GMO Stock"). To the extent legally permitted, such number of shares may be increased or decreased by vote of the Board of Directors, provided that no decrease shall reduce the number of shares of GMO Stock to a number less than the number of shares of such series then outstanding plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into such series of Common Stock.

         2. DIVIDENDS AND DISTRIBUTIONS. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon the GMO Stock, in such amounts and at such times as the Board of Directors may determine, only out of the lesser of (a) funds of the Corporation legally available therefor and (b) the Available GMO Dividend Amount.

         3. VOTING RIGHTS. The holders of GMO Stock, voting together with the holders of shares of all other series of Common Stock as a single class of stock, shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may be determined by the Board of Directors in establishing any series of Common or Preferred Stock or as may otherwise be required by law. Each share of GMO Stock shall entitle the holder thereof to .08 vote through December 31, 2000. On January 1, 2001 and on each January 1 every two years thereafter, the number of votes to which the holder of each share of GMO Stock shall be entitled shall be adjusted and fixed for two-year periods to equal the quotient (expressed as a decimal and rounded to the nearest two decimal places) obtained by dividing (i) the Fair Market Value of one share of GMO Stock by (ii) Fair Market Value of one share of GGD Stock as of such date. If no shares of GGD Stock are outstanding on such date, then all other series of voting Common Stock outstanding on such date shall have a number of votes such that each share of the series of outstanding Common Stock that has the highest Fair Market Value per share on such date (the "Base Series") shall have one vote and each share of each other series of outstanding Common Stock shall have the number of votes determined according to the immediately preceding sentence, treating, for such purpose, the Base Series as the GGD Stock in such sentence. If shares of GMO Stock are entitled to vote separately as a class, each share of GMO Stock shall have one vote.

         4. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the rights of the holders of GMO Stock shall be as follows:

                  (a) After the Corporation has satisfied or made provision for its debts and obligations and for the payment to the holders of shares of any class or series of capital stock having preferential rights to receive distributions of the net assets of the Corporation (including any accumulated and unpaid dividends), the holders of GMO Stock shall be entitled to receive the net assets of the Corporation remaining for distribution, on a per share basis in proportion to the respective liquidation units per share of all series of Common Stock. Each share of GMO Stock shall, subject to Section IV.G.4., have 25 liquidation units.

                  (b) For the purposes of Section IV.D.4(a) any merger or business combination involving the Corporation or any sale of all or substantially all of the assets of the Corporation shall not be treated as a liquidation.

         5. SPECIAL VOTING RIGHTS. The Corporation shall not, without approval by the holders of the GMO Stock at a meeting at which a quorum is present and the votes cast in favor of the proposal exceed those cast against:

                  (a) allow any proceeds from the Disposition of the properties or assets allocated to Genzyme Molecular Oncology Division to be used in the business of any other Division without fair compensation being allocated to Genzyme Molecular Oncology Division as determined by the Board of Directors;

                  (b) allow any properties or assets allocated to Genzyme Molecular Oncology Division to be used in the business of any other Division or for the declaration or payment of any dividend or distribution on any series of Common Stock other than the GMO Stock without fair compensation being allocated to Genzyme Molecular Oncology Division as determined by the Board of Directors;

                  (c) issue, sell or otherwise distribute shares of GMO Stock without allocating the proceeds or other benefits of such issuance, sale or distribution to Genzyme Molecular Oncology Division; provided, however, that the Corporation may without such approval issue GMO Designated Shares;

                  (d) change the rights or preferences of the GMO Stock so as to affect the GMO Stock adversely; or

                  (e) effect any merger or business combination involving the Corporation as a result of which (i) the holders of all series of Common Stock of the Corporation shall no longer own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving corporation and (ii) the holders of all series of Common Stock of the Corporation do not receive the same form of consideration, distributed among such holders in proportion to the Market Capitalization of each series of Common Stock as of the date of the first public announcement of such merger or business combination.

         Notwithstanding the foregoing, if the Corporation receives an opinion of Qualified Tax Counsel that, by reason of any Tax Law Change, the special voting rights of the GMO Stock set forth in this subsection 5 would cause a Tax Event absent the termination of such rights, then the Corporation may, by vote of a majority of the stock outstanding and entitled to vote thereon, voting together as a single class, authorize an amendment to these Articles of Organization to effect the termination of such rights in order to avoid the occurrence of such Tax Event. Any such amendment shall not be deemed to change the rights or preferences of the GMO Stock so as to affect the GMO Stock adversely as contemplated by either Section IV.D.5(d) or Section 77 of the Massachusetts Business Corporation Law.

         6. EXCHANGE OR REDEMPTION OF GMO STOCK. Shares of GMO Stock are subject to exchange or redemption upon the terms and conditions set forth below:

                  (a) OPTIONAL EXCHANGE OF GMO STOCK.

                           (1) The Board of Directors may at any time, including
without limitation in the event of the reallocation, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets allocated to Genzyme Molecular Oncology Division to any other Division of Genzyme, declare that each of the outstanding shares of GMO Stock shall be exchanged, on an Exchange Date, as determined by the Board of Directors, for (a) a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (1) 130% of the Fair Market Value of one share of the GMO Stock (the "GMO Optional Exchange Amount") as of the date of the first public announcement by the Corporation (the "GMO Optional Exchange Announcement Date") of such exchange divided by (2) the Fair Market Value of one share of GGD Stock as of such GMO Optional Exchange Announcement Date or (b) cash equal to the GMO Optional Exchange Amount, or (c) any combination of GGD Stock and cash equal to the GMO Optional Exchange Amount as determined by the Board of Directors.

                           (2) If the Corporation receives an opinion of
Qualified Tax Counsel that a Tax Event has occurred by reason of any Tax Law Change, then the Board of Directors may at any time declare that each of the outstanding shares of GMO Stock shall be exchanged, on an Exchange Date, as determined by the Board of Directors, for a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (1) the Fair Market Value of one share of the GMO Stock as of the date of the first public announcement by the Corporation of such exchange divided by (2) the Fair Market Value of one share of GGD Stock as of such date.

                           (3) At any time at which all of the assets and
liabilities attributed to Genzyme Molecular Oncology Division (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "GMO Subsidiary"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, exchange on an Exchange Date, as determined by the Board of Directors, all of the outstanding shares of GMO Stock for that number of the shares of common stock of each GMO Subsidiary equal to the number of such GMO Subsidiary shares outstanding immediately prior to such exchange multiplied by the GMO Allocation Ratio, such shares of common stock of each GMO Subsidiary to be delivered to the holders of shares of GMO Stock on the Exchange Date either directly or indirectly through the delivery of shares of another GMO Subsidiary that owns directly or indirectly all such shares, and to be divided among the holders of GMO Stock on a pro rata basis in accordance with the number of shares of GMO Stock held by each such holder, each of which shares of common stock of such GMO Subsidiary shall be, upon such delivery, fully paid and nonassessable; PROVIDED, HOWEVER, that upon any such exchange, any existing GMO Designated Shares shall be cancelled in exchange for the allocation to Genzyme General of the direct or indirect interest of the Corporation in any remaining outstanding shares of each such GMO Subsidiary that are not transferred to the holders of GMO Stock in such exchange.

         (b) MANDATORY EXCHANGE OR REDEMPTION OF OR PAYMENT OF DIVIDEND ON GMO STOCK.

                  (1) GMO MANDATORY PAYMENT. In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets allocated to Genzyme Molecular Oncology Division to any person, entity or group (other than a Disposition of a type set forth in subsection (2) of this subsection (b)), on or prior to the 60th Business Day, or such earlier date required under this Section IV.D.6, following the date of the GMO Mandatory Payment Announcement (as defined in Section IV.D.6(d)(2)), the Corporation shall select one of the following alternatives, as determined by the Board of Directors in its discretion: (A) provided that there are funds of the Corporation legally available therefor, pay to the holders of the shares of GMO Stock a dividend on a pro rata basis in accordance with the number of shares of GMO Stock held by each such holder in cash, securities (other than shares of a series of Common Stock) and/or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to the Fair Market Value as of the date of the Disposition of the GMO Net Proceeds of such Disposition; or

                           (B) provided that there are funds of the Corporation
legally available therefor,

                                    (i) if such Disposition involves all (not
merely substantially all) of the properties and assets attributed to Genzyme Molecular Oncology Division, redeem or exchange as of a Redemption Date determined by the Board of Directors, all outstanding shares of GMO Stock in exchange for, on a pro rata basis, cash, securities (other than shares of a series of Common Stock) and/or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to the Fair Market Value as of the date of the Disposition of the GMO Net Proceeds of such Disposition; or

                                    (ii) if such Disposition involves
substantially all (but not all) of the properties and assets attributed to Genzyme Molecular Oncology Division, redeem or exchange as of a Redemption Date as determined by the Board of Directors such number of whole shares of GMO Stock (which may be all, but not more than all, of such shares outstanding) as have in the aggregate an average Closing Price during the period of ten (10) consecutive Business Days beginning on the first Business Day immediately following the date of the Estimated GMO Net Proceeds Announcement (as defined in Section IV.D.6(d)(2)) closest to the Fair Market Value as of the date of the Disposition of the GMO Net Proceeds of such Disposition in consideration for, on a pro rata basis, cash securities (other than shares of a series of Common Stock) and/or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to such Fair Market Value of the GMO Net Proceeds; or

                           (C) declare that each outstanding share of GMO Stock
shall be exchanged as of an Exchange Date as determined by the Board of Directors into a number of fully paid and nonassessable shares of GGD Stock equal to 110% of the ratio (calculated to the nearest five decimal places) of the average Closing Price of one share of GMO Stock over the period of ten (10) consecutive Business Days beginning on the first Business Day immediately following the date of the Estimated GMO Net Proceeds Announcement (as defined in Section IV.D.6(d)(2)) to the average Closing Price of one share of GGD Stock over the same ten Business Day period.

Any redemption or exchange of or dividend payment on GMO Stock made pursuant to this Section IV.D.6(b)(1) or Section IV.D.6(c)(3) is hereinafter referred to as a "GMO Mandatory Payment." Notwithstanding the foregoing provisions of this
Section IV.D.6.(b), the Corporation shall redeem GMO Stock as provided by
Section IV.D.(b)(1)(B) only if the amount to be paid pursuant to such redemption is less than or equal to the Available GMO Dividend Amount as of the Redemption Date.

                  (2) EXCEPTIONS TO MANDATORY PAYMENT. Notwithstanding the foregoing Section IV.D.6(b)(1) or Section IV.D.6(c)(3), a GMO Mandatory Payment shall not be required by the occurrence of a Disposition:

                           (A) by the Corporation of all or substantially all of
the Corporation's properties and assets in one transaction or a series of related transactions, including such Disposition in connection with the dissolution, liquidation or winding up of the Corporation and the distribution of assets to stockholders as referred to in Section IV.D.4;

                           (B) of the properties and assets attributed to
Genzyme Molecular Oncology Division as contemplated by Section IV.D.6(a)(3) or otherwise to all holders of GMO Stock divided among such holders on a pro rata basis in accordance with the number of shares GMO Stock outstanding;

                           (C) to any person or entity controlled (as determined
by the Board of Directors) by the Corporation;

                           (D) in connection with a Related Business Transaction
in respect of Genzyme Molecular Oncology Division; or

                           (E) that is conditioned upon the affirmative vote of
the holders of GMO Stock, voting as a separate class.

         (c) TERMINATION OF CASH EXCHANGE RIGHT. If the Corporation receives an opinion of Qualified Tax Counsel that, by reason of any Tax Law Change, the right or obligation of the Corporation to exchange GMO Stock for cash, securities or other property pursuant to Section IV.D.6(a)(1) or (3) or IV.D.6(b) (each, a "GMO Cash Exchange Right") would cause a Tax

Event if not terminated, then the Board of Directors may at any time, by a vote of a majority of the directors then in office, elect to terminate any or all such GMO Cash Exchange Rights, with the result that the Corporation shall thereafter have, depending on which GMO Cash Exchange Right(s) is (are) so terminated:

                  (1) under Section IV.D.6(a)(1) only the right to cause the exchange of GMO Stock for GGD Stock and not for cash, securities or other property other than capital stock of the Corporation,

                  (2) no right to effect an exchange under Section IV.D.6(a)(3), and/or

                  (3) no right or obligation to effect a GMO Mandatory Payment under Section IV.D.6(b), provided that if the Board shall no longer have the right or obligation to effect a GMO Mandatory Payment under Section IV.D.6(b), then if a GMO Mandatory Payment thereunder shall otherwise be or have been required, the Corporation instead shall have the obligation to effect on or prior to the first Business Day after the 90th day following the consummation of such Disposition, a GMO Mandatory Payment pursuant to which it shall exchange each outstanding share of GMO Stock for a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (i) the Fair Market Value of one share of the GMO Stock as of the date of the first public announcement of such Disposition by the Corporation by press release divided by (ii) the Fair Market Value of one share of GGD Stock as of such date.

         Notwithstanding the foregoing, the Board of Directors may not terminate any GMO Cash Exchange Right during the period commencing on the date of a Disposition requiring a GMO Mandatory Payment until the date upon which the related Mandatory Payment is effected by the Corporation.

         (d) EXCHANGE AND REDEMPTION PROCEDURES.

                  (1) If the Corporation determines to exchange shares of GMO Stock pursuant to Section IV.D.6(a), the Corporation shall cause notice to be sent not less than 30 nor more than 60 days prior to the Exchange Date in the form and manner set forth in Section IV.G.1, and the procedures governing such exchange shall be those set forth in Section IV.G.1.

                  (2) Not later than the 20th Business Day following the consummation of a Disposition described in Section IV.D.6(b)(1) with respect to Genzyme Molecular Oncology Division, the Corporation shall announce publicly by press release (1) the estimated GMO Net Proceeds, (2) the number of outstanding shares of GMO Stock and (3) the number of shares of GMO Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof (the "Estimated GMO Net Proceeds Announcement"). Not earlier than the day immediately following the 10th Business Day, nor later than the 20th Business Day, following the date of the Estimated GMO Net Proceeds Announcement, the Corporation shall announce publicly by press release which of the actions specified in Section IV.D.6(b)(1) that it has irrevocably determined to make in respect of such Disposition (the "GMO Mandatory Payment Announcement").

                  (3) If the Corporation determines to pay a dividend pursuant to Section IV.D.6(b)(1)(A), the Corporation shall, not later than the 20th Business Day following the date of the Estimated GMO Net Proceeds Announcement, cause notice to be sent to the holders of shares of GMO Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of GMO Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 10th Business Day and not later than the 20th Business Day following the date of such notice, (2) the anticipated payment date of such dividend (which shall not be more than 60 Business Days following the date of the GMO Mandatory Payment Announcement), (3) the type and amount of property to be paid as such dividend in respect of the outstanding shares of GMO Stock, (4) the GMO Net Proceeds, (5) the number of outstanding shares of GMO Stock and the number of shares of GMO Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities (unless the terms of a Convertible Security provide otherwise) on or prior to the record date referred to in clause (1) of this sentence. Except as provided in the preceding sentence, such notice shall conform with the provisions governing notice at Section IV.G.1 and the provisions governing the payment of such dividend shall be those set for in such Section IV.G.1 to the extent such provisions are applicable to the payment of a dividend.

                  (4) If the Corporation determines to redeem shares of GMO Stock pursuant to Section IV.D.6(b)(1)(B)(i), the Corporation shall, not later than the 20th Business Day following the date of the Estimated GMO Net Proceeds Announcement, cause notice to be sent in the form and manner set forth in
Section IV.G.1, and the procedures governing such redemption shall be those set forth in Section IV.G.1; PROVIDED, HOWEVER, the Redemption Date shall not be more than 60 Business Days following the date of the GMO Mandatory Payment Announcement. Such notice shall also state the GMO Net Proceeds.

                  (5) If the Corporation determines to redeem shares of GMO Stock pursuant to Section IV.D.6(b)(1)(B)(ii), the Corporation shall, not later than the 20th Business Day following the date of the GMO Estimated Net Proceeds Announcement, cause notice to be sent in the form and manner set forth in
Section IV.G.1, and the procedures governing such redemption shall be those set forth in Section IV.G.1; PROVIDED, HOWEVER, the Redemption Date shall not be more than 60 Business Days following the date of the Estimated GMO Net Proceeds Announcement. The notice delivered hereunder shall also state (a) the GMO Net Proceeds and (b) a date (the "selection date") not earlier than the 10th Business Day and not later than the 20th Business Day following the date of such notice on which shares of GMO Stock shall be selected for redemption and that the Corporation will not be required to register a transfer of any shares of GMO Stock for a period of ten (10) Business Days next preceding the Selection Date.

                  (6) If the Corporation determines to exchange GMO Stock for GGD Stock pursuant to Section IV.D.6(b)(1)(C), the Corporation shall cause notice to be sent in the form and manner set forth in Section IV.G.1, and the procedures governing such exchange shall be those set forth in Section IV.G.1; PROVIDED, HOWEVER, the Exchange Date shall not be more than 60 Business Days following the date of the GMO Mandatory Payment Announcement. Such notice shall also state the GMO Net Proceeds.

                  (7) If the Corporation determines to exchange GMO Stock for GGD Stock pursuant to Section IV.D.6(c)(3), the Corporation shall cause notice to be sent not less than 30 nor more than 60 days in the form and manner set forth in Section IV.G.1, and the procedures governing such exchange shall be those set forth in Section IV.G.1.

         (e) SPECIAL MANDATORY PAYMENT PROVISIONS. For purposes of this Section IV.D.6:

                  (1) "substantially all of the properties and assets allocated to Genzyme Molecular Oncology Division" shall mean a portion of the properties and assets allocated to Genzyme Molecular Oncology Division (A) that represents at least 80% of the then-current fair value (as determined by the Board of Directors) of, or (B) to which is attributable at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation derived from, the properties and assets allocated to Genzyme Molecular Oncology Division;

                  (2) in the case of a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

                  (3) in the event that at the time of any Disposition there are outstanding any Convertible Securities convertible into or exercisable for shares of GMO Stock that would give the holders rights to receive any dividend related to the Disposition upon exercise, conversion or otherwise, or would adjust as a result of such dividend to give the holder equivalent economic rights, then the shares of GMO Stock underlying such Convertible Securities will be taken into account for purposes of computing the GMO Allocation Ratio and determining the terms of any dividend payment on such shares;

                  (4) in the event that as a result of or in connection with a dividend payment pursuant to Section IV.D.6(b)(1)(A) there ceases to be any properties or assets attributed to Genzyme Molecular Oncology Division, then each outstanding share of GMO Stock shall immediately following such dividend payment be cancelled and all rights of a holder of a share of GMO Stock shall cease except for the right to such dividend payment; and

                  (5) there shall be added to any cash portion of a GMO Mandatory Payment paid to holders of GMO Stock, which cash comprised a portion of the GMO Net Proceeds, any interest earned by Genzyme Molecular Oncology Division or the Corporation on such cash from the date of the Disposition up to the record date of such GMO Mandatory Payment.

         7. DEFINITIONS. As used in this Section IV.D., the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires. Capitalized terms used but not defined in this Section IV.D.7 shall have the meanings given them in
Section IV.G.7.

         (a) "Available GMO Dividend Amount," on any date, shall mean the greater of:

                  (1) the excess of

                           (A) the greater of (x) the fair value on such date of
the net assets of Genzyme Molecular Oncology Division and (y) an amount equal to $20,500,000 (stockholders' equity allocated to Genzyme Molecular Oncology Division at September 30, 1996), such dollar amount to be increased or decreased, as appropriate, to reflect, after September 30, 1996, (A) the Earnings Attributable to Genzyme Molecular Oncology Division, (B) any dividends or other distributions (including by reclassification or exchange) declared or paid with respect to, or repurchases or issuances of, any shares of GMO Stock or any other class of capital stock attributed to Genzyme Molecular Oncology Division, but excluding dividends or other distributions paid in shares of GMO Stock to the holders thereof or in shares of any other class of capital stock attributed to Genzyme Molecular Oncology Division to the holders thereof, and
(C) any other adjustments to the stockholders' equity of Genzyme Molecular Oncology Division made in accordance with generally accepted accounting principles, over

                           (B) the sum of (x) the aggregate par value of all
outstanding shares of GMO Stock and any other class of capital stock attributed to Genzyme Molecular Oncology Division and (y) unless these Articles of Organization permit otherwise, the aggregate amount that would be needed to satisfy any preferential rights to which holders of all outstanding Preferred Stock attributed to Genzyme Molecular Oncology Division are entitled upon dissolution of the Corporation in excess of the aggregate par value of such Preferred Stock, provided that such excess shall be reduced by any amount necessary to enable Genzyme Molecular Oncology Division to pay its debts as they become due, and

                  (2) the amount legally available for the payment of dividends determined in accordance with Massachusetts law applied as if Genzyme Molecular Oncology Division were a separate corporation.

         (b) "Earnings Attributable" to Genzyme Molecular Oncology Division for any period, shall mean the net income or loss of Genzyme Molecular Oncology Division for such period (or for the fiscal periods of the Corporation commencing prior to the GMO Effective Date and after September 30, 1996, pro forma net income or loss of Genzyme Molecular Oncology Division as if the GMO Effective Date were September 30, 1996) determined in accordance with generally accepted accounting principles, with all income and expenses of the Corporation being allocated between Divisions in a reasonable and consistent manner in accordance with policies adopted by the Board of Directors; provided, however, that as of the end of any fiscal quarter of the Corporation, any projected annual tax benefit attributable to any Division that cannot be utilized by such Division to offset or reduce its allocated tax liability may be allocated to any other Division without any compensating payment or allocation.

         (c) "GMO Allocation Ratio," as of any date, shall mean the fraction computed by dividing the GMO Shares Outstanding by the sum of the GMO Shares Outstanding plus the GMO Designated Shares.

         (d) "GMO Designated Shares" as of any date shall mean a number of shares of GMO Stock that, as of the GMO Effective Date, shall be 6,000,000, which number shall be subject to adjustment as provided in the next sentence. The number of GMO Designated Shares shall from time to time be

                  (1) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the GMO Stock and dividends or distributions of shares of GMO Stock to holders of GMO Stock and other reclassifications of GMO Stock,

                  (2) decreased by (A) the number of any shares of GMO Stock issued by the Corporation, the proceeds of which are allocated to Genzyme General Division, (B) the number of any shares of GMO Stock issued upon the exercise or conversion of Convertible Securities attributed to Genzyme General Division, and (C) the number of any shares of GMO Stock issued by the Corporation as a dividend or distribution or by reclassification, exchange or otherwise to holders of GGD Stock, and

                  (3) increased by (A) the number of any outstanding shares of GMO Stock repurchased by the Corporation, the consideration for which was allocated to Genzyme General Division, (B) the number equal to the fair value (as determined by the Board of Directors) of assets or properties allocated to Genzyme General Division that are reallocated to Genzyme Molecular Oncology Division (other than reallocations that represent sales at fair value between such Divisions) divided by the Fair Market Value of one share of GMO Stock as of the date of such reallocation, (C) the number equal to the number of shares into which the Board of Directors elects to convert the promissory note dated February 10, 1997 issued by PharmaGenics, Inc. to the Corporation pursuant to the terms of such promissory note and (D) with respect to the $25 million equity line from Genzyme General Division to Genzyme Molecular Oncology Division approved by the Corporation's Board of Directors on January 30, 1997 (the "Equity Line"), if

                           (A) the closing of the first public offering by the
Corporation of GMO Stock has occurred prior to the third anniversary of the GMO Effective Date, then, upon such closing, a number equal to the aggregate of the quotients obtained by dividing (i) the amount of each advance made under the Equity Line by (ii) the dollar amount determined for each such advance by the following formula: 7.00 + [(IPOGMO - 7.00) x (ADATE/IPODATE)]; where IPOGMO = the offering price of the GMO Stock in the first such public offering, ADATE = the number of days from the GMO Effective Date to the time of such advance, and IPODATE = the number of days from the GMO Effective Date to the time of the first such public offering; and, thereafter, upon each advance made under the Equity Line, a number equal to the quotient obtained by dividing (i) the amount of each such advance by (ii) the Fair Market Value of the GMO Stock on the date of such advance; or

                           (B) the closing of the first public offering by the
Corporation of GMO Stock has not occurred prior to the third anniversary of the GMO Effective Date, then, upon the election of the Corporation's Board of Directors, a number equal to the quotient obtained by dividing (i) the aggregate amount of all advances made under the Equity Line by (ii) the Fair Market Value of the GMO Stock on the date of such third anniversary;

provided, that the Corporation shall take no action which would have the effect of reducing the GMO Designated Shares to a number which is less than zero. Within 45 days after the end of each fiscal quarter of the Corporation, the Corporation shall prepare and file a statement of such change with the transfer agent for the GMO Stock and with the Clerk of the Corporation.

         (e) "GMO Effective Date" shall mean June 18, 1997.

         (f) "GMO Net Proceeds" shall mean, as of any date, with respect to a Disposition of any of the properties and assets of Genzyme Molecular Oncology Division, a fraction of the proceeds from such disposition determined by multiplying the GMO Allocation Ratio by the gross proceeds of such Disposition after any adjustment to such gross proceeds resulting from payment of, or reasonable provision for, (a) any taxes payable by the Corporation in respect of either such Disposition or any mandatory exchange, redemption or dividend payment resulting from such Disposition (or that would have been payable but for the utilization of tax benefits attributable to any division or group of the Corporation other than Genzyme Molecular Oncology Division (a "Non-GMO Division")), (b) any transaction costs borne by Non-GMO Division in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by a Non-GMO Division in connection with such Disposition, (c) any liabilities and other obligations (contingent or otherwise) of Genzyme Molecular Oncology Division borne by a Non-GMO Division in connection with such Disposition, including, without limitation, any indemnity or guarantee obligations incurred by a Non-GMO Division in connection with the Disposition or any liabilities assumed by a Non-GMO Division for future purchase price adjustments, and (d) any preferential amounts, accumulated and unpaid dividends and other obligations in respect of any Preferred Stock attributed to Genzyme Molecular Oncology Division.

         (g) "GMO Shares Outstanding" as of any date shall mean the number of shares of GMO Stock then issued and outstanding.

         (h) "Genzyme Molecular Oncology Division" shall mean, at any time, the Corporation's interest in (i) the following businesses, products, or development or research programs: (A) the use of the Serial Analysis of Gene Expression ("SAGE") technology licensed from Johns Hopkins University School of Medicine for third parties; (B) the clinical program developing adenovirus vectors containing the tumor antigens MART 1 or gp100 for treatment of melanoma: (C) the "suicide" gene therapy research program developing adenovirus and lipid vectors containing genes to enhance chemotherapy for oncology indications; (D) the research program developing adenovirus and lipid vectors containing tumor suppressor genes for oncology indications; (E) the research program developing adenovirus and lipid containing genes to regulate the immune system for oncology indications, including heat shock proteins; (F) the research program developing antibody-targeted gene therapy for treatment of tumors; (G) the research program developing small molecule compounds to inhibit angiogenesis and stimulate apoptosis; (H) the research program developing small molecule compounds to regulate tumor suppressor gene function; and (I) the research program developing diagnostic applications for tumor suppressor genes and other cancer-related genes licensed from Hoffmann-La Roche Inc. or identified by Johns Hopkins University using SAGE technology or other genomic technology; (ii) all assets and liabilities of the Corporation to the extent allocated to any such businesses, products, or development or research programs in accordance with generally accepted accounting principles consistently applied for all of the Corporation's business units; (iii) to the extent not described above, all assets and liabilities of PharmaGenics, Inc. as of the GMO Effective Date; and (iv) such businesses, products, or development or research programs developed in, or acquired by the Corporation for, Genzyme Molecular Oncology Division after the GMO Effective Date, in each case as determined by the Board of Directors; provided, however, that, from and after any Disposition or transfer to Genzyme General Division of any business, product, development program, research project, assets or properties, Genzyme Molecular Oncology Division shall no longer include the business, product, development program, research project, assets or properties so disposed of or transferred. Genzyme Molecular Oncology Division shall be represented by the GMO Stock.

E.       GENZYME SURGICAL PRODUCTS DIVISION COMMON STOCK

         1. AUTHORIZED AMOUNTS AND DESIGNATIONS. Sixty million (60,000,000) shares of Common Stock are designated as a series of Common Stock with the following designation: Genzyme Surgical Products Division Common Stock (the "GSP Stock"). To the extent legally permitted, such number of shares may be increased or decreased by vote of the Board of Directors, PROVIDED that no decrease shall reduce the number of shares of GSP Stock to a number less than the number of shares of such series then outstanding plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into GSP Stock.

         2. DIVIDENDS AND DISTRIBUTIONS. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon the GSP Stock, in such amounts and at such times as the Board of Directors may determine, only out of the lesser of (a) funds of the Corporation legally available therefor and (b) the Available GSP Dividend Amount.

         3. VOTING RIGHTS. The holders of GSP Stock, voting together with the holders of shares of all other series of Common Stock as a single class of stock, shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may be determined by the Board of Directors in establishing any series of Common or Preferred Stock or as may otherwise be required by law. Each share of GSP Stock shall entitle the holder thereof to .61 vote through December 31, 2000. On January 1, 2001 and on each January 1 every two years thereafter, the number of votes to which the holder of each share of GSP Stock shall be entitled shall be adjusted and fixed for two-year periods to equal the quotient (expressed as a decimal and rounded to the nearest two decimal places) obtained by dividing (i) the Fair Market Value of one share of GSP Stock by (ii) the Fair Market Value of one share of GGD Stock as of such date. If no shares of GGD Stock are outstanding on such date, then all other series of voting Common Stock outstanding on such date shall have a number of votes such that each share of the series of outstanding Common Stock that has the highest Fair Market Value per share on such date (the "Base Series") shall have one vote and each share of each other series of outstanding Common Stock shall have the number of votes determined according to the immediately preceding sentence, treating, for such purpose, the Base Series as the GGD Stock in such sentence. If shares of GSP Stock are entitled to vote separately as a class, each share of GSP Stock shall have one vote.

         4. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the rights of the holders of GSP Stock shall be as follows:

                  (a) After the Corporation has satisfied or made provision for its debts and obligations and for the payment to the holders of shares of any class or series of capital stock having preferential rights to receive distributions of the net assets of the Corporation (including any accumulated and unpaid dividends), the holders of GSP Stock shall be entitled to receive the net assets of the Corporation remaining for distribution, on a per share basis in proportion to the respective liquidation units per share of all series of Common Stock. Each share of GSP Stock shall, subject to this Section IV.E.4(a), have 61 liquidation units.

                  (b) For the purposes of Section IV.E.4(a). any merger or business combination involving the Corporation or any sale of all or substantially all of the assets of the Corporation shall not be treated as a liquidation.

         5. SPECIAL VOTING RIGHTS. The Corporation shall not, without approval by the holders of the GSP Stock at a meeting at which a quorum is present and the votes cast in favor of the proposal exceed those cast against:

                  (a) allow any proceeds from the Disposition of the properties or assets allocated to Genzyme Surgical Products Division to be used in the business of any other Division without fair compensation being allocated to Genzyme Surgical Products Division as determined by the Board of Directors;

                  (b) allow any properties or assets allocated to Genzyme Surgical Products Division to be used in the business of any other Division or for the declaration or payment of any dividend or distribution on any series of Common Stock other than the GSP Stock without fair compensation being allocated to Genzyme Surgical Products Division as determined by the Board of Directors;

                  (c) issue, sell or otherwise distribute shares of GSP Stock without allocating the proceeds or other benefits of such issuance, sale or distribution to Genzyme Surgical Products Division; PROVIDED, HOWEVER, that the Corporation may without such approval issue GSP Designated Shares;

                  (d) change the rights or preferences of the GSP Stock so as to affect the GSP Stock adversely; or

                  (e) effect any merger or business combination involving the Corporation as a result of which (i) the holders of all series of Common Stock of the Corporation shall no longer own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving corporation and (ii) the holders of all series of Common Stock of the Corporation do not receive the same form of consideration, distributed among such holders in proportion to the Market Capitalization of each series of Common Stock as of the date of the first public announcement of such merger or business combination.

         Notwithstanding the foregoing, if the Corporation receives an opinion of Qualified Tax Counsel that, by reason of any Tax Law Change, the special voting rights of the GSP Stock set forth in this subsection 5 would cause a Tax Event absent the termination of such rights, then the Corporation may, by vote of a majority of the stock outstanding and entitled to vote thereon, voting together as a single class, authorize an amendment to these Articles of Organization to effect the termination of such rights in order to avoid the occurrence of such Tax Event. Any such amendment shall not be deemed to change the rights or preferences of the GSP Stock so as to affect the GSP Stock adversely as contemplated by either Section IV.E.5(d) or Section 77 of the Massachusetts Business Corporation Law.

         6. EXCHANGE OR REDEMPTION OF GSP STOCK. Shares of GSP Stock are subject to exchange or redemption upon the terms and conditions set forth below:

                  (a) OPTIONAL EXCHANGE OF GSP STOCK.

                           (1) The Board of Directors may at any time, including
without limitation in the event of the reallocation, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets allocated to Genzyme Surgical Products Division to any other Division of Genzyme, declare that each of the outstanding shares of GSP Stock shall be exchanged, on an Exchange Date, as determined by the Board of Directors, for (a) a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (1) 130% of the Fair Market Value of one share of the GSP Stock (the "GSP Optional Exchange Amount") as of the date of the first public announcement by the Corporation (the "GSP Optional Exchange Announcement Date") of such exchange divided by (2) the Fair Market Value of one share of GGD Stock as of such GSP Optional Exchange Announcement Date or (b) cash equal to the GSP Optional Exchange Amount, or (c) any combination of GGD Stock and cash equal to the GSP Optional Exchange Amount as determined by the Board of Directors.

                           (2) If the Corporation receives an opinion of
Qualified Tax Counsel that a Tax Event has occurred by reason of any Tax Law Change, then the Board of Directors may at any time declare that each of the outstanding shares of GSP Stock shall be exchanged, on an Exchange Date, as determined by the Board of Directors, for a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (1) the Fair Market Value of one share of the GSP Stock as of the date of the first public announcement by the Corporation of such exchange divided by (2) the Fair Market Value of one share of GGD Stock as of such date.

                           (3) At any time at which all of the assets and
liabilities attributed to Genzyme Surgical Products Division (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "GSP Subsidiary"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, exchange on an Exchange Date, as determined by the Board of Directors, all of the outstanding shares of GSP Stock for that number of the shares of common stock of each GSP Subsidiary equal to the number of such GSP Subsidiary shares outstanding immediately prior to such exchange multiplied by the GSP Allocation Ratio, such shares of common stock of each GSP Subsidiary to be delivered to the holders of shares of GSP Stock on the Exchange Date either directly or indirectly through the delivery of shares of another GSP Subsidiary that owns directly or indirectly all such shares, and to be divided among the holders of GSP Stock on a pro rata basis in accordance with the number of shares of GSP Stock held by each such holder, each of which shares of common stock of such GSP Subsidiary shall be, upon such delivery, fully paid and nonassessable; PROVIDED, HOWEVER, that upon any such exchange, any existing GSP Designated Shares shall be cancelled in exchange for the allocation to Genzyme General of the direct or indirect interest of the Corporation in any remaining outstanding shares of each such GSP Subsidiary that are not transferred to the holders of GSP Stock in such exchange.

         (b) MANDATORY EXCHANGE OR REDEMPTION OF OR PAYMENT OF DIVIDEND ON GSP STOCK.

                  (1) GSP MANDATORY PAYMENT. In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets allocated to Genzyme Surgical Products Division to any person, entity or group (other than a Disposition of a type set forth in subsection (2) of this subsection (b)), on or prior to the 60th Business Day, or such earlier date required under this Section IV.E.6, following the date of the GSP Mandatory Payment Announcement (as defined in Section IV.E.6(d)(2)), the Corporation shall select one of the following alternatives, as determined by the Board of Directors in its discretion:

                           (A) provided that there are funds of the Corporation
legally available therefor, pay to the holders of the shares of GSP Stock a dividend on a pro rata basis in accordance with the number of shares of GSP Stock held by each such holder in cash, securities (other than shares of a series of Common Stock) and/or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to the Fair Market Value as of the date of the Disposition of the GSP Net Proceeds of such Disposition; or

                           (B) provided that there are funds of the Corporation
legally available therefor,

                                    (i) if such Disposition involves all (not
merely substantially all) of the properties and assets attributed to Genzyme Surgical Products Division, redeem or exchange as of a Redemption Date determined by the Board of Directors, all outstanding shares of GSP Stock in exchange for, on a pro rata basis, cash securities (other than shares of a series of Common Stock) and/or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to the Fair Market Value as of the date of the Disposition of the GSP Net Proceeds of such Disposition; or

                                    (ii) if such Disposition involves
substantially all (but not all) of the properties and assets attributed to Genzyme Surgical Products Division, redeem or exchange as of a Redemption Date as determined by the Board of Directors such number of whole shares of GSP Stock (which may be all, but not more than all, of such shares outstanding) as have in the aggregate an average Closing Price during the period of ten (10) consecutive Business Days beginning on the first Business Day immediately following the date of the Estimated GSP Net Proceeds Announcement (as defined in Section IV.E.6(d)(2)) closest to the

Fair Market Value as of the date of the Disposition of the GSP Net Proceeds of such Disposition in consideration for, on a pro rata basis, cash, securities (other than shares of a series of Common Stock) and/or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to such Fair Market Value of the GSP Net Proceeds; or

                           (C) declare that each outstanding share of GSP Stock
shall be exchanged as of an Exchange Date as determined by the Board of Directors into a number of fully paid and nonassessable shares of GGD Stock equal to 110% of the ratio (calculated to the nearest five decimal places) of the average Closing Price of one share of GSP Stock over the period of ten (10) consecutive Business Days beginning on the first Business Day immediately following the date of the Estimated GSP Net Proceeds Announcement (as defined in Section IV.E.6(d)(2)) to the average Closing Price of one share of GGD Stock over the same ten Business Day period.

Any redemption or exchange of or dividend payment on GSP Stock made pursuant to this Section IV.E.6(b)(1) or Section IV.E.6(c)(3) is hereinafter referred to as a "GSP Mandatory Payment." Notwithstanding the foregoing provisions of this
Section IV.E.6(b), the Corporation shall redeem GSP Stock as provided by Section IV.E.(6)(b)(1) only if the amount to be paid pursuant to such redemption is less than or equal to the Available GSP Dividend Amount as of the Redemption Date.

                  (2) EXCEPTIONS TO MANDATORY PAYMENT. Notwithstanding the foregoing Section IV.E.6(b)(1) or Section IV.E.6(c)(3), a GSP Mandatory Payment shall not be required by the occurrence of a Disposition:

                           (A) by the Corporation of all or substantially all of
the Corporation's properties and assets in one transaction or a series of related transactions, including such Disposition in connection with the dissolution, liquidation or winding up of the Corporation and the distribution of assets to stockholders as referred to in Section IV.E.4;

                           (B) of the properties and assets attributed to
Genzyme Surgical Products Division as contemplated by Section IV.E.6(a)(3) or otherwise to all holders of GSP Stock divided among such holders on a pro rata basis in accordance with the number of shares GSP Stock outstanding;

                           (C) to any person or entity controlled (as determined
by the Board of Directors) by the Corporation;

                           (D) in connection with a Related Business Transaction
in respect of Genzyme Surgical Products Division; or

                           (E) that is conditioned upon the affirmative vote of
the holders of GSP Stock, voting as a separate class.

         (c) TERMINATION OF CASH EXCHANGE RIGHT. If the Corporation receives an opinion of Qualified Tax Counsel that, by reason of any Tax Law Change, the right or obligation of the Corporation to exchange GSP Stock for cash, securities or other property pursuant to Section IV.E.6(a)(1) or (3) or IV.E.6(b) (each, a "GSP Cash Exchange Right") would cause a Tax Event if not terminated, then the Board of Directors may at any time, by a vote of a majority of the directors then in office, elect to terminate any or all such GSP Cash Exchange Rights, with the result that the Corporation shall thereafter have, depending on which GSP Cash Exchange Right(s) is (are) so terminated:

                  (1) under Section IV.E.6(a)(1) only the right to cause the exchange of GSP Stock for GGD Stock and not for cash, securities or other property other than capital stock of the Corporation,

                  (2) no right to effect an exchange under Section IV.E.6(a)(3), and/or

                  (3) no right or obligation to effect a GSP Mandatory Payment under Section IV.E.6(b), provided that if the Board shall no longer have the right or obligation to effect a GSP Mandatory Payment under Section IV.E.6(b), then if a GSP Mandatory Payment thereunder shall otherwise be or have been required, the Corporation instead shall have the obligation to effect on or prior to the first Business Day after the 90th day following the consummation of such Disposition, a GSP Mandatory Payment pursuant to which it shall exchange each outstanding share of GSP Stock for a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (i) the Fair Market Value of one share of the GSP Stock as of the date of the first public announcement of such Disposition by the Corporation by press release divided by (ii) the Fair Market Value of one share of GGD Stock as of such date.

         Notwithstanding the foregoing, the Board of Directors may not terminate any GSP Cash Exchange Right during the period commencing on the date of a Disposition requiring a GSP Mandatory Payment until the date upon which the related Mandatory Payment is effected by the Corporation.

         (d) EXCHANGE AND REDEMPTION PROCEDURES.

                  (1) If the Corporation determines to exchange shares of GSP Stock pursuant to Section IV.E.6(a), the Corporation shall cause notice to be sent not less than 30 nor more than 60 days prior to the Exchange Date in the form and manner set forth in Section IV.G.1, and the procedures governing such exchange shall be those set forth in Section IV.G.1.

                  (2) Not later than the 20th Business Day following the consummation of a Disposition described in Section IV.E.6(b)(1) with respect to Genzyme Surgical Products Division, the Corporation shall announce publicly by press release (1) the estimated GSP Net Proceeds, (2) the number of outstanding shares of GSP Stock and (3) the number of shares of GSP Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof (the "Estimated GSP Net Proceeds Announcement"). Not earlier than the day immediately following the 10th Business Day, nor later than the 20th Business Day, following the date of the Estimated GSP Net Proceeds Announcement, the Corporation shall announce publicly by press release which of the actions specified in Section IV.E.6(b)(1) that it has irrevocably determined to make in respect of such Disposition (the "GSP Mandatory Payment Announcement").

                  (3) If the Corporation determines to pay a dividend pursuant to Section IV.E.6(b)(1)(A), the Corporation shall, not later than the 20th Business Day following the date of the Estimated GSP Net Proceeds Announcement, cause notice to be sent to the holders of shares of GSP Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of GSP Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 10th Business Day and not later than the 20th Business Day following the date of such notice, (2) the anticipated payment date of such dividend (which shall not be more than 60 Business Days following the date of the GSP Mandatory Payment Announcement), (3) the type and amount of property to be paid as such dividend in respect of the outstanding shares of GSP Stock, (4) the GSP Net Proceeds, (5) the number of outstanding shares of GSP Stock and the number of shares of GSP Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities (unless the terms of a Convertible Security provide otherwise) on or prior to the record date referred to in clause (1) of this sentence. Except as provided in the preceding sentence, such notice shall conform with the provisions governing notice at Section IV.G.1 and the provisions governing the payment of such dividend shall be those set for in such Section IV.G.1 to the extent such provisions are applicable to the payment of a dividend.

                  (4) If the Corporation determines to redeem shares of GSP Stock pursuant to Section IV.E.6(b)(1)(B)(i), the Corporation shall, not later than the 20th Business Day following the date of the Estimated GSP Net Proceeds Announcement, cause notice to be sent in the form and manner set forth in
Section IV.G.1, and the procedures governing such redemption shall be those set forth in Section IV.G.1; PROVIDED, HOWEVER, the Redemption Date shall not be more than 60 Business Days following the date of the GSP Mandatory Payment Announcement. Such notice shall also state the GSP Net Proceeds.

                  (5) If the Corporation determines to redeem shares of GSP Stock pursuant to Section IV.E.6(b)(1)(B)(ii), the Corporation shall, not later than the 20th Business Day following the date of the GSP Estimated Net Proceeds Announcement, cause notice to be sent in the form and manner set forth in
Section IV.G.1, and the procedures governing such redemption shall be those set forth in Section IV.G.1; PROVIDED, HOWEVER, the Redemption Date shall not be more than 60 Business Days following the date of the Estimated GSP Net Proceeds Announcement. The notice delivered hereunder shall also state (a) the GSP Net Proceeds and (b) a date (the "selection date") not earlier than the 10th Business Day and not later than the 20th Business Day following the date of such notice on which shares of GSP Stock shall be selected for redemption and that the Corporation will not be required to register a transfer of any shares of GSP Stock for a period of ten (10) Business Days next preceding the Selection Date.

                  (6) If the Corporation determines to exchange GSP Stock for GGD Stock pursuant to Section IV.E.6(b)(1)(C), the Corporation shall cause notice to be sent in the form and manner set forth in Section IV.G.1, and the procedures governing such exchange shall be those set forth in Section IV.G.1; PROVIDED, HOWEVER, the Exchange Date shall not be more than 60 Business Days following the date of the GSP Mandatory Payment Announcement. Such notice shall also state the GSP Net Proceeds.

                  (7) If the Corporation determines to exchange GSP Stock for GGD Stock pursuant to Section IV.E.6(c)(3), the Corporation shall cause notice to be sent not less than 30 nor more than 60 days in the form and manner set forth in Section IV.G.1, and the procedures governing such exchange shall be those set forth in Section IV.G.1.

         (e) SPECIAL MANDATORY PAYMENT PROVISIONS. For purposes of this Section IV.E.6:

                  (1) "substantially all of the properties and assets allocated to Genzyme Surgical Products Division" shall mean a portion of the properties and assets allocated to Genzyme Surgical Products Division (A) that represents at least 80% of the then-current fair value (as determined by the Board of Directors) of, or (B) to which is attributable at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation derived from, the properties and assets allocated to Genzyme Surgical Products Division;

                  (2) in the case of a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

                  (3) in the event that at the time of any Disposition there are outstanding any Convertible Securities convertible into or exercisable for shares of GSP Stock that would give the holders rights to receive any dividend related to the Disposition upon exercise, conversion or otherwise, or would adjust as a result of such dividend to give the holder equivalent economic rights, then the shares of GSP Stock underlying such Convertible Securities will be taken into account for purposes of computing the GSP Allocation Ratio and determining the terms of any dividend payment on such shares;

                  (4) in the event that as a result of or in connection with a dividend payment pursuant to Section IV.E.6(b)(1)(A) there ceases to be any properties or assets attributed to Genzyme Surgical Products Division, then each outstanding share of GSP Stock shall immediately following such dividend payment be cancelled and all rights of a holder of a share of GSP Stock shall cease except for the right to such dividend payment; and

                  (5) there shall be added to any cash portion of a GSP Mandatory Payment paid to holders of GSP Stock, which cash comprised a portion of the GSP Net Proceeds, any interest earned by Genzyme Surgical Products Division or the Corporation on such cash from the date of the Disposition up to the record date of such GSP Mandatory Payment.

         7. DEFINITIONS. As used in this Section IV.E., the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires. Capitalized terms used but not defined in this Section IV.D.7 shall have the meanings given them in
Section IV.G.7.

         (a) "Available GSP Dividend Amount," on any date, shall mean the greater of:

                  (1) the excess of

                           (A) the greater of (x) the fair value on such date of
the net assets of Genzyme Surgical Products Division and (y) an amount equal to $228,466,000 (division equity allocated to Genzyme Surgical Products Division at March 31, 1999), such dollar amount to be increased or decreased, as appropriate, to reflect, after March 31, 1999, (A) the Earnings Attributable to Genzyme Surgical Products Division, (B) any dividends or other distributions (including by reclassification or exchange) declared or paid with respect to, or repurchases or issuances of, any shares of GSP Stock or any other class of capital stock attributed to Genzyme Surgical Products Division, but excluding dividends or other distributions paid in shares of GSP Stock to the holders thereof or in shares of any other class of capital stock attributed to Genzyme Surgical Products Division to the holders thereof, and (C) any other adjustments to the stockholders' equity of Genzyme Surgical Products Division made in accordance with generally accepted accounting principles, over

                           (B) the sum of (x) the aggregate par value of all
outstanding shares of GSP Stock and any other class of capital stock attributed to Genzyme Surgical Products Division and (y) unless these Articles of Organization permit otherwise, the aggregate amount that would be needed to satisfy any preferential rights to which holders of all outstanding Preferred Stock attributed to Genzyme Surgical Products Division are entitled upon dissolution of the Corporation in excess of the aggregate par value of such Preferred Stock, PROVIDED that such excess shall be reduced by any amount necessary to enable Genzyme Surgical Products Division to pay its debts as they become due, and

                  (2) the amount legally available for the payment of dividends determined in accordance with Massachusetts law applied as if Genzyme Surgical Products Division were a separate corporation.

         (b) "Earnings Attributable" to Genzyme Surgical Products Division for any period shall mean the net income or loss of Genzyme Surgical Products Division for such period (or for the fiscal periods of the Corporation commencing prior to the GSP Effective Date and after March 31, 1999, pro forma net income or loss of Genzyme Surgical Products Division as if the GSP Effective Date were March 31, 1999) determined in accordance with generally accepted accounting principles, with all income and expenses of the Corporation being allocated between Divisions in a reasonable and consistent manner in accordance with policies adopted by the Board of Directors; PROVIDED, HOWEVER, that as of the end of any fiscal quarter of the Corporation, any projected annual tax benefit attributable to any Division that cannot be utilized by such Division to offset or reduce its allocated tax liability may be allocated to any other Division without any compensating payment or allocation.

         (c) "GSP Allocation Ratio," as of any date, shall mean the fraction computed by dividing the GSP Shares Outstanding by the sum of the GSP Shares Outstanding plus the GSP Designated Shares.

         (d) "GSP Designated Shares" as of any date shall mean a number of shares of GSP Stock that, as of the GSP Effective Date, shall be 16,000,000, which number shall be subject to adjustment as provided in the next sentence. The number of Genzyme Surgical Products Designated Shares shall from time to time be

                  (1) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the GSP Stock and dividends or distributions of shares of GSP Stock to holders of GSP Stock and other reclassifications of GSP Stock,

                  (2) decreased by (A) the number of any shares of GSP Stock issued by the Corporation, the proceeds of which are allocated to Genzyme General Division, (B) the number of any shares of GSP Stock issued upon the exercise or conversion of Convertible Securities attributed to Genzyme General Division, and (C) the number of any shares of GSP Stock issued by the Corporation as a dividend or distribution or by reclassification, exchange or otherwise to holders of GGD Stock, and

                  (3) increased by (A) the number of any outstanding shares of GSP Stock repurchased by the Corporation, the consideration for which was allocated to Genzyme General Division, (B) the number equal to the fair value (as determined by the Board of Directors) of assets or properties allocated to Genzyme General Division that are reallocated to Genzyme Surgical Products Division (other than reallocations that represent sales at fair value between such Divisions) divided by the Fair Market Value of one share of GSP Stock as of the date of such reallocation and (C) the number equal to (i) the aggregate Fair Market Value of any shares of GGD Stock issued to the limited partners of Genzyme Development Partners L.P. ("GDP") in connection with the Corporation's exercise on behalf of Genzyme Surgical Products Division of its purchase option to reacquire all of the limited partnership interests of GDP divided by (ii) the Fair Market Value of one share of GSP Stock as of the date of such exercise,

PROVIDED, that the Corporation shall take no action which would have the effect of reducing the GSP Designated Shares to a number which is less than zero. Within 45 days after the end of each fiscal quarter of the Corporation, the Corporation shall prepare and file a statement of such change with the transfer agent for the GSP Stock and with the Clerk of the Corporation.

         (e) "GSP Effective Date" shall mean June 10, 1999.

         (f) "GSP Net Proceeds" shall mean, as of any date, with respect to a Disposition of any of the properties and assets of Genzyme Surgical Products Division, a fraction of the proceeds from such disposition determined by multiplying the GSP Allocation Ratio by the gross proceeds of such Disposition after any adjustment to such gross proceeds resulting from payment of, or reasonable provision for, (a) any taxes payable by the Corporation in respect of either such Disposition or any mandatory exchange, redemption or dividend payment resulting from such Disposition (or that would have been payable but for the utilization of tax benefits attributable to any division or group of the Corporation other than Genzyme Surgical Products Division (a "Non-GSP Division")), (b) any transaction costs borne by a Non-GSP Division in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by a Non-GSP Division in connection with such Disposition,

(c) any liabilities and other obligations (contingent or otherwise) of Genzyme Surgical Products Division borne by a Non-GSP Division in connection with such Disposition, including, without limitation, any indemnity or guarantee obligations incurred by a Non-GSP Division in connection with the Disposition or any liabilities assumed by a Non-GSP Division for future purchase price adjustments, and (d) any preferential amounts, accumulated and unpaid dividends and other obligations in respect of any Preferred Stock attributed to Genzyme Surgical Products Division.

         (g) "GSP Shares Outstanding" as of any date shall mean the number of shares of GSP Stock then issued and outstanding.

         (h) "Genzyme Surgical Products Division" shall mean, at any time, the Corporation's interest in (i) surgical device, closure, instrument, biomaterial and biotherapeutic businesses, products, or development or research programs which exist as of the GSP Effective Date and are directed toward the cardiovascular, general and plastic surgery markets (other than such businesses, products, or development or research programs that were allocated to another division immediately prior to the GSP Effective Date); (ii) all assets and liabilities of the Corporation to the extent allocated to any such businesses, products, or development or research programs in accordance with generally accepted accounting principles consistently applied for all of the Corporation's business units; and (iii) such businesses, products, or development or research programs developed in, or acquired by the Corporation for, Genzyme Surgical Products Division after the GSP Effective Date, in each case as determined by the Board of Directors; PROVIDED, HOWEVER, that, from and after any Disposition or transfer to another Division of any business, product, development program, research project, assets or properties, Genzyme Surgical Products Division shall no longer include the business, product, development program, research project, assets or properties so disposed of or transferred. Genzyme Surgical Products Division shall be represented by the GSP Stock.

F.       GENZYME TISSUE REPAIR DIVISION COMMON STOCK

         1. AUTHORIZED AMOUNTS AND DESIGNATIONS. Forty million (40,000,000) shares of Common Stock are designated as a series of Common Stock with the following designation: Genzyme Tissue Repair Division Common Stock (the "GTR Stock"). To the extent legally permitted, such number of shares may be increased or decreased by vote of the Board of Directors, provided that no decrease shall reduce the number of shares of GTR Stock to a number less than the number of shares of such series then outstanding plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into such series of Common Stock. A description of the GTR Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

         2. DIVIDENDS AND DISTRIBUTIONS. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon the GTR Stock, in such amounts and at such times as the Board of Directors may determine, only out of the lesser of (a) funds of the Corporation legally available therefor and (b) the Available GTR Dividend Amount.

         3. VOTING RIGHTS. The holders of GTR Stock, voting together with the holders of shares of all other series of Common Stock as a single class of stock, shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may be determined by the Board of Directors in establishing any series of Common or Preferred Stock or as may otherwise be required by law. Each share of GTR Stock shall entitle the holder thereof to .06 vote through December 31, 2000. On January 1, 2001 and on each January 1 every two years thereafter, the number of votes to which the holder of each share of GTR Stock shall be entitled shall be adjusted and fixed for two-year periods to equal the quotient (expressed as a decimal and rounded to the nearest two decimal places) obtained by dividing (i) the Fair Market Value of one share of GTR Stock by (ii) Fair Market Value of one share of GGD Stock as of such date. If no shares of GGD Stock are outstanding on such date, then all other series of voting Common Stock outstanding on such date shall have a number of votes such that each share of the series of outstanding Common Stock that has the highest Fair Market Value per share on such date (the "Base Series") shall have one vote and each share of each other series of outstanding Common Stock shall have the number of votes determined according to the immediately preceding sentence, treating, for such purpose, the Base Series as the GGD Stock in such sentence. If shares of GTR Stock are entitled to vote separately as a class, each share of GTR Stock shall have one vote.

         4. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the rights of the holders of GTR Stock shall be as follows:

                  (a) After the Corporation has satisfied or made provision for its debts and obligations and for the payment to the holders of shares of any class or series of capital stock having preferential rights to receive distributions of the net assets of the Corporation (including any accumulated and unpaid dividends), the holders of GTR Stock shall be entitled to receive the net assets of the Corporation remaining for distribution, on a per share basis in proportion to the respective liquidation units per share of all series of Common Stock. Each share of GTR Stock shall, subject to Section G.4. below, have 58 liquidation units.

                  (b) For the purposes of Section IV.D.3(a)., any merger or business combination involving the Corporation or any sale of all or substantially all of the assets of the Corporation shall not be treated as a liquidation.

         5. SPECIAL VOTING RIGHTS. The Corporation shall not, without approval by the holders of the GTR Stock at a meeting at which a quorum is present and the votes cast in favor of the proposal exceed those cast against:

                  (a) allow any proceeds from the Disposition of the properties or assets allocated to Genzyme Tissue Repair Division to be used in the business of any other Division without fair compensation being allocated to Genzyme Tissue Repair Division as determined by the Board of Directors;

                  (b) allow any properties or assets allocated to Genzyme Tissue Repair Division to be used in the business of any other Division or for the declaration or payment of any dividend or distribution on any series of Common Stock other than the GTR Stock without fair compensation being allocated to Genzyme Tissue Repair Division as determined by the Board of Directors;

                  (c) issue, sell or otherwise distribute shares of GTR Stock without allocating the proceeds or other benefits of such issuance, sale or distribution to Genzyme Tissue Repair Division; provided, however, that the Corporation may without such approval issue GTR Designated Shares;

                  (d) change the rights or preferences of the GTR Stock so as to affect the GTR Stock adversely; or

                  (e) effect any merger or business combination involving the Corporation as a result of which (i) the holders of all series of Common Stock of the Corporation shall no longer own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving corporation and (ii) the holders of all series of Common Stock of the Corporation do not receive the same form of consideration, distributed among such holders in proportion to the Market Capitalization of each series of Common Stock as of the date of the first public announcement of such merger or business combination.

         Notwithstanding the foregoing, if the Corporation receives an opinion of Qualified Tax Counsel that, by reason of any Tax Law Change, the special voting rights of the GTR Stock set forth in this subsection 5 would cause a Tax Event absent the termination of such rights, then the Corporation may, by vote of a majority of the stock outstanding and entitled to vote thereon, voting together as a single class, authorize an amendment to these Articles of Organization to effect the termination of such rights in order to avoid the occurrence of such Tax Event. Any such amendment shall not be deemed to change the rights or preferences of the GTR Stock so as to affect the GSP Stock adversely as contemplated by either Section IV.F.5(d) or Section 77 of the Massachusetts Business Corporation Law.

         6. EXCHANGE OR REDEMPTION OF GTR STOCK. Shares of GTR Stock are subject to exchange or redemption upon the terms and conditions set forth below:

                  (a) OPTIONAL EXCHANGE OF GTR STOCK.

                           (1) The Board of Directors may at any time, including
without limitation in the event of the reallocation, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets allocated to Genzyme Tissue Repair Division to any other Division of Genzyme, declare that each of the outstanding shares of GTR Stock shall be exchanged, on an Exchange Date, as determined by the Board of Directors, for (a) a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (1) 130% of the Fair Market Value of one share of the GTR Stock (the "GTR Optional Exchange Amount") as of the date of the first public announcement by the Corporation (the "GTR Optional Exchange Announcement Date") of such exchange divided by (2) the Fair Market Value of one share of GGD Stock as of such GTR Optional Exchange Announcement Date or (b) cash equal to the GTR Optional Exchange Amount, or (c) any combination of GGD Stock and cash equal to the GTR Optional Exchange Amount as determined by the Board of Directors.

                           (2) If the Corporation receives an opinion of
Qualified Tax Counsel that a Tax Event has occurred by reason of any Tax Law Change, then the Board of Directors may at any time declare that each of the outstanding shares of GTR Stock shall be exchanged, on an Exchange Date, as determined by the Board of Directors, for a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (1) the Fair Market Value of one share of the GTR Stock as of the date of the first public announcement by the Corporation of such exchange divided by (2) the Fair Market Value of one share of GGD Stock as of such date.

                           (3) At any time at which all of the assets and
liabilities attributed to Genzyme Tissue Repair Division (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (each, a "GTR Subsidiary"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, exchange on an Exchange Date, as determined by the Board of Directors, all of the outstanding shares of GTR Stock for that number of the shares of common stock of each GTR Subsidiary equal to the number of such GTR Subsidiary shares outstanding immediately prior to such exchange multiplied by the GTR Allocation Ratio, such shares of common stock of each GTR Subsidiary to be delivered to the holders of shares of GTR Stock on the Exchange Date either directly or indirectly through the delivery of shares of another GTR Subsidiary that owns directly or indirectly all such shares, and to be divided among the holders of GTR Stock on a pro rata basis in accordance with the number of shares of GTR Stock held by each such holder, each of which shares of common stock of such GTR Subsidiary shall be, upon such delivery, fully paid and nonassessable; PROVIDED, HOWEVER, that upon any such exchange, any existing GTR Designated Shares shall be cancelled in exchange for the allocation to Genzyme General of the direct or indirect interest of the Corporation in any remaining outstanding shares of each such GTR Subsidiary that are not transferred to the holders of GTR Stock in such exchange.

                  (b) MANDATORY EXCHANGE OR REDEMPTION OF OR PAYMENT OF DIVIDEND ON GTR STOCK.

                           (1) GTR MANDATORY PAYMENT. In the event of the
Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially all of the properties and assets allocated to Genzyme Tissue Repair Division to any person, entity or group (other than a Disposition of a type set forth in subsection (2) of this subsection (b)), on or prior to the 60th Business Day, or such earlier date required under this Section IV.F.6, following the date of the GTR Mandatory Payment Announcement (as defined in Section IV.F.6(d)(2)), the Corporation shall select one of the following alternatives, as determined by the Board of Directors in its discretion:

                                    (A) provided that there are funds of the
Corporation legally available therefor, pay to the holders of the shares of GTR Stock a dividend on a pro rata basis in accordance with the number of shares of GTR Stock held by each such holder in cash, in securities (other than shares of a series of Common Stock) and/or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to the Fair Market Value as of the date of the Disposition of the GTR Net Proceeds of such Disposition; or

                                    (B) provided that there are funds of the
Corporation legally available therefor,

                                             (i) if such Disposition involves
all (not merely substantially all) of the properties and assets attributed to Genzyme Tissue Repair Division, redeem or exchange as of a Redemption Date determined by the Board of Directors, all outstanding shares of GTR Stock in exchange for, on a pro rata basis, cash, securities (other than shares of a series of Common Stock) and/or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to the Fair Market Value as of the date of the Disposition of the GTR Net Proceeds of such Disposition; or

                                             (ii) if such Disposition involves
substantially all (but not all) of the properties and assets attributed to Genzyme Tissue Repair Division, redeem or exchange as of a Redemption Date as determined by the Board of Directors such number of whole shares of GTR Stock (which may be all, but not more than all, of such shares outstanding) as have in the aggregate an average Closing Price during the period of ten (10) consecutive Business Days beginning on the first Business Day immediately following the date of the Estimated GTR Net Proceeds Announcement (as defined in Section IV.F.6(d)(2)) closest to the Fair Market Value as of the date of the Disposition of the GTR Net Proceeds of such Disposition in consideration for, on a pro rata basis, cash, securities (other than shares of a series of Common Stock), or other property having a Fair Market Value as of the date of the Disposition in the aggregate equal to such Fair Market Value of the GTR Net Proceeds; or

                                    (C) declare that each outstanding share of
GTR Stock shall be exchanged as of an Exchange Date as determined by the Board of Directors into a number of fully paid and nonassessable shares of GGD Stock equal to 110% of the ratio (calculated to the nearest five decimal places) of the average Closing Price of one share of GTR Stock over the period of ten (10) consecutive Business Days beginning on the first Business Day immediately following the date of the Estimated GTR Net Proceeds Announcement (as defined in Section IV.F.6(d)(2)) to the average Closing Price of one share of GGD Stock over the same ten Business Day period.

Any redemption or exchange of or dividend payment on GTR Stock made pursuant to this Section IV.F.6(b)(1) or Section IV.F.6(c)(3) is hereinafter referred to as a "GTR Mandatory Payment." Notwithstanding the foregoing provisions of this
Section IV.F.6(b), the Corporation shall redeem GTR Stock as provided by Section IV.F6(b)(1)(b) only if the amount to be paid pursuant to such redemption is less than or equal to the Available GTR Dividend Amount as of the Redemption Date.

                           (2) EXCEPTIONS TO MANDATORY PAYMENT. Notwithstanding
the foregoing Section IV.F.6(b)(1) or Section IV.F.6(c)(3), a GTR Mandatory Payment shall not be required by the occurrence of a Disposition:

                           (A) by the Corporation of all or substantially all of
the Corporation's properties and assets in one transaction or a series of related transactions, including such Disposition in connection with the dissolution, liquidation or winding up of the Corporation and the distribution of assets to stockholders as referred to in Section IV.F.4;

                           (B) of the properties and assets attributed to
Genzyme Tissue Repair Division as contemplated by Section IV.F.6(a)(3) or otherwise to all holders of GTR Stock divided among such holders on a pro rata basis in accordance with the number of shares GTR Stock outstanding;

                           (C) to any person or entity controlled (as determined
by the Board of Directors) by the Corporation;

                           (D) in connection with a Related Business Transaction
in respect of Genzyme Tissue Repair Division; or

                           (E) that is conditioned upon the affirmative vote of
the holders of GTR Stock, voting as a separate class.

         (c) TERMINATION OF CASH EXCHANGE RIGHT. If the Corporation receives an opinion of Qualified Tax Counsel that, by reason of any Tax Law Change, the right or obligation of the Corporation to exchange GTR Stock for cash, securities or other property pursuant to Section IV.F.6(a)(1) or (3) or IV.E.6(b) (each, a "GTR Cash Exchange Right") would cause a Tax Event if not terminated, then the Board of Directors may at any time, by a vote of a majority of the directors then in office, elect to terminate any or all such GTR Cash Exchange Rights, with the result that the Corporation shall thereafter have, depending on which GTR Cash Exchange Right(s) is (are) so terminated:

                  (1) under Section IV.F.6(a)(1) only the right to cause the exchange of GTR Stock for GGD Stock and not for cash, securities or other property other than capital stock of the Corporation,

                  (2) no right to effect an exchange under Section IV.F.6(a)(3), and/or

                  (3) no right or obligation to effect a GTR Mandatory Payment under Section IV.F.6(b), provided that if the Board shall no longer have the right or obligation to effect a GTR Mandatory Payment under Section IV.F.6(b), then if a GTR Mandatory Payment thereunder shall otherwise be or have been required, the Corporation instead shall have the obligation to effect on or prior to the first Business Day after the 90th day following the consummation of such Disposition, a GTR Mandatory Payment pursuant to which it shall exchange each outstanding share of GTR Stock for a number of fully paid and nonassessable shares of GGD Stock (calculated to the nearest five decimal places) equal to (i) the Fair Market Value of one share of the GTR Stock as of the date of the first public announcement of such Disposition by the Corporation by press release divided by (ii) the Fair Market Value of one share of GGD Stock as of such date.

         Notwithstanding the foregoing, the Board of Directors may not terminate any GTR Cash Exchange Right during the period commencing on the date of a Disposition requiring a GTR Mandatory Payment until the date upon which the related Mandatory Payment is effected by the Corporation.

         (d) EXCHANGE AND REDEMPTION PROCEDURES.

                  (1) If the Corporation determines to exchange shares of GTR Stock pursuant to Section IV.F.6(a), the Corporation shall cause notice to be sent not less than 30 nor more than 60 days prior to the Exchange Date in the form and manner set forth in Section IV.G.1, and the procedures governing such exchange shall be those set forth in Section IV.G.1.

                  (2) Not later than the 20th Business Day following the consummation of a Disposition described in Section IV.F.6(b)(1) with respect to Genzyme Tissue Repair Division, the Corporation shall announce publicly by press release (1) the estimated GTR Net Proceeds, (2) the number of outstanding shares of GTR Stock and (3) the number of shares of GTR Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof (the "Estimated GTR Net Proceeds Announcement"). Not earlier than the day immediately following the 10th Business Day, nor later than the 20th Business Day, following the date of the Estimated GTR Net Proceeds Announcement, the Corporation shall announce publicly by press release which of the actions specified in Section IV.F.6(b)(1) that it has irrevocably determined to make in respect of such Disposition (the "GTR Mandatory Payment Announcement").

                  (3) If the Corporation determines to pay a dividend pursuant to Section IV.F.6(b)(1)(A), the Corporation shall, not later than the 20th Business Day following the date of the Estimated GTR Net Proceeds Announcement, cause notice to be sent to the holders of shares of GTR Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of GTR Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 10th Business Day and not later than the 20th Business Day following the date of such notice, (2) the anticipated payment date of such dividend (which shall not be more than 60 Business Days following the date of the GTR Mandatory Payment Announcement), (3) the type and amount of property to be paid as such dividend in respect of the outstanding shares of GTR Stock, (4) the GTR Net Proceeds, (5) the number of outstanding shares of GTR Stock and the number of shares of GTR Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (6) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities (unless the terms of a Convertible Security provide otherwise) on or prior to the record date referred to in clause (1) of this sentence. Except as provided in the preceding sentence, such notice shall conform with the provisions governing notice at Section IV.G.1 and the provisions governing the payment of such dividend shall be those set for in such Section IV.G.1 to the extent such provisions are applicable to the payment of a dividend.

                  (4) If the Corporation determines to redeem shares of GTR Stock pursuant to Section IV.F.6(b)(1)(B)(i), the Corporation shall, not later than the 20th Business Day following the date of the Estimated GTR Net Proceeds Announcement, cause notice to be sent in the form and manner set forth in
Section IV.G.1, and the procedures governing such redemption shall be those set forth in Section IV.G.1; PROVIDED, HOWEVER, the Redemption Date shall not be more than 60 Business Days following the date of the GTR Mandatory Payment Announcement. Such notice shall also state the GTR Net Proceeds.

                  (5) If the Corporation determines to redeem shares of GTR Stock pursuant to Section IV.F.6(b)(1)(B)(ii), the Corporation shall, not later than the 20th Business Day following the date of the GTR Estimated Net Proceeds Announcement, cause notice to be sent in the form and manner set forth in
Section IV.G.1, and the procedures governing such redemption shall be those set forth in Section IV.G.1; PROVIDED, HOWEVER, the Redemption Date shall not be more than 60 Business Days following the date of the Estimated GTR Net Proceeds Announcement. The notice delivered hereunder shall also state (a) the GTR Net Proceeds and (b) a date (the "selection date") not earlier than the 10th Business Day and not later than the 20th Business Day following the date of such notice on which shares of GTR Stock shall be selected for redemption and that the Corporation will not be required to register a transfer of any shares of GTR Stock for a period of ten (10) Business Days next preceding the Selection Date.

                  (6) If the Corporation determines to exchange GTR Stock for GGD Stock pursuant to Section IV.F.6(b)(1)(C), the Corporation shall cause notice to be sent in the form and manner set forth in Section IV.G.1, and the procedures governing such exchange shall be those set forth in Section IV.G.1; PROVIDED, HOWEVER, the Exchange Date shall not be more than 60 Business Days following the date of the GTR Mandatory Payment Announcement. Such notice shall also state the GTR Net Proceeds.

                  (7) If the Corporation determines to exchange GTR Stock for GGD Stock pursuant to Section IV.F.6(c)(3), the Corporation shall cause notice to be sent not less than 30 nor more than 60 days in the form and manner set forth in Section IV.G.1, and the procedures governing such exchange shall be those set forth in Section IV.G.1.

         (e) SPECIAL MANDATORY PAYMENT PROVISIONS. For purposes of this Section IV.F.6:

                  (1) "substantially all of the properties and assets allocated to Genzyme Tissue Repair Division" shall mean a portion of the properties and assets allocated to Genzyme Tissue Repair Division (A) that represents at least 80% of the then-current fair value (as determined by the Board of Directors) of, or (B) to which is attributable at least 80% of the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation derived from, the properties and assets allocated to Genzyme Tissue Repair Division;

                  (2) in the case of a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

                  (3) in the event that at the time of any Disposition there are outstanding any Convertible Securities convertible into or exercisable for shares of GTR Stock that would give the holders rights to receive any dividend related to the Disposition upon exercise, conversion or otherwise, or would adjust as a result of such dividend to give the holder equivalent economic rights, then the shares of GTR Stock underlying such Convertible Securities will be taken into account for purposes of computing the GTR Allocation Ratio and determining the terms of any dividend payment on such shares;

                  (4) in the event that as a result of or in connection with a dividend payment pursuant to Section IV.F.6(b)(1)(A) there ceases to be any properties or assets attributed to Genzyme Tissue Repair Division, then each outstanding share of GTR Stock shall immediately following such dividend payment be cancelled and all rights of a holder of a share of GTR Stock shall cease except for the right to such dividend payment; and

                  (5) there shall be added to any cash portion of a GTR Mandatory Payment paid to holders of GTR Stock, which cash comprised a portion of the GTR Net Proceeds, any interest earned by Genzyme Tissue Repair Division or the Corporation on such cash from the date of the Disposition up to the record date of such GTR Mandatory Payment.

         7. DEFINITIONS. As used in this Section IV.F., the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires. Capitalized terms used but not defined in this Section IV.F.7 shall have the meanings given them in
Section IV.G.7.

                  (a) "Available GTR Dividend Amount," on any date, shall mean the greater of:

                           (1) the excess of

                                    (A) the greater of (x) the fair value on
such date of the net assets of Genzyme Tissue Repair Division and (y) an amount equal to $28,712,000 (stockholders' equity allocated to Genzyme Tissue Repair Division at June 30, 1994), such dollar amount to be increased or decreased, as appropriate, to reflect, after June 30, 1994, (A) the Earnings Attributable to Genzyme Tissue Repair Division, (B) any dividends or other distributions (including by reclassification or exchange) declared or paid with respect to, or repurchases or issuances of, any shares of GTR Stock or any other class of capital stock attributed to Genzyme Tissue Repair Division, but excluding dividends or other distributions paid in shares of GTR Stock to the holders thereof or in shares of any other class of capital stock attributed to Genzyme Tissue Repair Division to the holders thereof, and (C) any other adjustments to the stockholders' equity of Genzyme Tissue Repair Division made in accordance with generally accepted accounting principles, over

                                    (B) the sum of (x) the aggregate par value
of all outstanding shares of GTR Stock and any other class of capital stock attributed to Genzyme Tissue Repair Division and (y) unless these Articles of Organization permit otherwise, the aggregate amount that would be needed to satisfy any preferential rights to which holders of all outstanding Preferred Stock attributed to Genzyme Tissue Repair Division are entitled upon dissolution of the Corporation in excess of the aggregate par value of such Preferred Stock, provided that such excess shall be reduced by any amount necessary to enable Genzyme Tissue Repair Division to pay its debts as they become due, and

                           (2) the amount legally available for the payment of
                  dividends determined in accordance with Massachusetts law applied as if Genzyme Tissue Repair Division were a separate corporation.

         (b) "Earnings Attributable" to Genzyme Tissue Repair Division for any period, shall mean the net income or loss of Genzyme Tissue Repair Division for such period (or for the fiscal periods of the Corporation commencing prior to the GTR Effective Date and after June 30, 1994, pro forma net income or loss of Genzyme Tissue Repair Division as if the GTR Effective Date were June 30, 1994) determined in accordance with generally accepted accounting principles, with all income and expenses of the Corporation being allocated between Divisions in a reasonable and consistent manner in accordance with policies adopted by the Board of Directors; provided, however, that as of the end of any fiscal quarter of the Corporation, any projected annual tax benefit attributable to any Division that cannot be utilized by such Division to offset or reduce its allocated tax liability may be allocated to any other Division without any compensating payment or allocation.

         (c) "GTR Allocation Ratio," as of any date, shall mean the fraction computed by dividing the GTR Shares Outstanding by the sum of the GTR Shares Outstanding plus the GTR Designated Shares.

         (d) "GTR Effective Date" shall mean December 16, 1994.

         (e) "GTR Net Proceeds" shall mean, as of any date, with respect to a Disposition of any of the properties and assets of Genzyme Tissue Repair Division, a fraction of the proceeds from such disposition determined by multiplying the GTR Allocation Ratio by the gross proceeds of such Disposition after any adjustment to such gross proceeds resulting from payment of, or reasonable provision for, (a) any taxes payable by the Corporation in respect of either such Disposition or any mandatory exchange, redemption or dividend payment resulting from such Disposition (or that would have been payable but for the utilization of tax benefits attributable to any division or group of the Corporation other than Genzyme Tissue Repair Division (a "Non-GTR Division")),
(b) any transaction costs borne by a Non-GTR Division in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by a Non-GTR Division in connection with such Disposition, (c) any liabilities and other obligations (contingent or otherwise) of Genzyme Tissue Repair Division borne by a Non-GTR Division in connection with such Disposition, including, without limitation, any indemnity or guarantee obligations incurred by a Non-GTR Division in connection with the Disposition or any liabilities assumed by a Non-GTR Division for future purchase price adjustments, and (d) any preferential amounts, accumulated and unpaid dividends and other obligations in respect of any Preferred Stock attributed to Genzyme Tissue Repair Division.

         (f) "GTR Shares Outstanding" as of any date shall mean the number of shares of GTR Stock then issued and outstanding.

         (g) "Genzyme Tissue Repair Division" shall mean, at any time, the Corporation's interest in (i) the following businesses, products, or development or research programs: (A) Vianain(R) for debridement of necrotic or damaged tissue; (B) TGF-B2 for all indications licensed from Celtrix Pharmaceuticals, Inc. on the GTR Effective Date; (C) Epicel(TM) cultured epithelial cell autografts for tissue replacement or repair, including but not limited to skin, ocular or oral tissue; (D) Acticel(TM) cultured epithelial cell allografts for tissue replacement or repair, including but not limited to skin, ocular or oral tissue; (E) Chondrograft cultured chondrocyte auto- and allografts; (F) tissue-type plasminogen activator ("tPA") for all tissue repair indications licensed by the Corporation from Genentech, Inc. on the GTR Effective Date; (G) the leukocyte-derived growth factor ("LDGF") research program; (H) the dermal replacement research program; (I) the cultured fibroblast dermal replacement research program and (J) the research program on cultured keratinocyte or fibroblast cell extracts or derivatives, each as being conducted by the Corporation on the GTR Effective Date; (ii) all assets and liabilities of the Corporation to the extent allocated to any such businesses, products, or development or research programs in accordance with generally accepted accounting principles consistently applied for all of the Corporation's business units; and (iii) such businesses, products, or development or research programs developed in, or acquired by the Corporation for, Genzyme Tissue Repair Division after the GTR Effective Date, in each case as determined by the Board of Directors; provided, however, that, from and after any Disposition or transfer to Genzyme General Division of any business, product, development or research program, assets or properties, Genzyme Tissue Repair Division shall no longer include the business, product, development program, research project, assets or properties so disposed of or transferred. Genzyme Tissue Repair Division shall be represented by the GTR Stock.

         (h) "GTR Designated Shares" as of any date shall mean a number of shares of GTR Stock that shall initially be 5,000,000, which number shall be subject to adjustment as provided in the next sentence. The number of GTR Designated Shares shall from time to time be

                  (1) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the GTR Stock and dividends or distributions of shares of GTR Stock to holders of GTR Stock and other reclassifications of GTR Stock,

                  (2) decreased by (A) the number of any shares of GTR Stock issued by the Corporation, the proceeds of which are allocated to Genzyme General Division, (B) the number of any shares of GTR Stock issued upon the exercise or conversion of Convertible Securities attributed to Genzyme General Division, and (C) the number of any shares of GTR Stock issued by the Corporation as a dividend or distribution or by reclassification, exchange or otherwise to holders of GGD Stock, and

                  (3) increased by (A) the number of any outstanding shares of GTR Stock repurchased by the Corporation, the consideration for which was allocated to Genzyme General Division, (B) one for each $10.00 reallocated from Genzyme General Division to Genzyme Tissue Repair Division from time to time in satisfaction of the funding commitment or the purchase option of Genzyme General Division set forth in sections 4.17 and 4.18 of the Agreement and Plan of Reorganization among the Corporation, Phoenix Acquisition Corporation and BioSurface Technology, Inc. dated as of July 25, 1994, up to a maximum of $30,000,000, and (C) the number equal to the fair value (as determined by the Board of Directors) of assets or properties allocated to Genzyme General Division that are reallocated to Genzyme Tissue Repair Division (other than reallocations that represent sales at fair value between such Divisions or reallocations described in the foregoing clause (B)) divided by the Fair Market Value of one share of GTR Stock as of the date of such reallocation;

PROVIDED, that the Corporation shall take no action which would have the effect of reducing the GTR Designated Shares to a number which is less than zero. Within 45 days after the end of each fiscal quarter of the Corporation, the Corporation shall prepare and file a statement of such change with the transfer agent for the GTR Stock and with the Clerk of the Corporation.

G.       GENERAL PROVISIONS REGARDING THE COMMON STOCK

         1. GENERAL EXCHANGE AND REDEMPTION PROVISIONS. In the event of any exchange or mandatory redemption or dividend pursuant to the provisions of these Articles of Organization, the following provisions shall apply:

                  (a) Any notice delivered hereunder shall be sent by the Corporation to each record holder of shares of the Common Stock to be exchanged or redeemed or upon which will be made a dividend payment (the "Exchange Stock") and to the holders of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such Exchange Stock (unless alternate provision for such notice is made pursuant to the terms of such Convertible Securities). Unless otherwise required by any other provision of these Articles of Organization, such notice shall be sent not less nor more than 60 days prior to the Exchange Date.

                  (b) With respect to an exchange or redemption, such notice shall state, to the extent and in the manner applicable, (1) the number of shares of Exchange Stock outstanding on the record date for such exchange or redemption and the number of such shares to be redeemed or exchanged, (2) the aggregate amount and form of consideration, including shares of Common Stock, other securities, cash or other property, that will be paid on the Exchange Date or Redemption Date upon the exchange or redemption of the shares of Exchange Stock, (3) the amount and form of such consideration to be received by such holder with respect to each share of the Exchange Stock held by such holder, including details as to the calculation thereof, (4) the Exchange Date or Redemption Date, (5) the place or places where certificates for shares of Exchange Stock, properly endorsed or assigned for transfer are to be surrendered for delivery of such consideration (unless the Corporation shall waive such requirement), (6), if applicable, a statement to the effect that, subject to
Section IV.G.1(e) dividends on shares of Exchange Stock shall cease to be paid as of such Exchange Date or Redemption Date, (7) the number of shares of Exchange Stock into or for which outstanding Convertible Securities are convertible, exchangeable or exercisable as of the record date for such exchange or redemption and the conversion, exchange or exercise price thereof and (8) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive its pro rata portion of the consideration, as applicable, upon redemption or exchange only if such holder properly converts, exchanges or exercises such Convertible Securities (unless the terms of a Convertible Security provide otherwise) on or prior to the Exchange Date or Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities if such holder thereafter converts, exchanges or exercises such Convertible Securities.

                  (c) Any notice delivered under this Section IV.G.1 shall be sent by first-class mail, postage prepaid at such holder's address as the same appears on the stock transfer books of the Corporation. Neither the failure to mail such notice to any particular holder of shares of Exchange Stock nor any defect therein shall affect the sufficiency thereof with respect to any other holder of shares of Exchange Stock or the validity of any such exchange, redemption or dividend payment.

                  (d) The Corporation shall not be required to issue or deliver fractional shares of any series of Common Stock, capital stock, securities or other property to any holder of shares of Exchange Stock upon any such exchange, redemption or dividend payment. If more than one share of Exchange Stock shall be held by the same holder of record, the Corporation shall aggregate the number of shares of any security that shall be issuable or any other property that shall be distributable to such holder upon any such exchange, redemption or dividend payment. If fractional shares of any security would be required to be issued or distributed to the holder of Exchange Stock, the Corporation shall, if such fractional shares are not issued or distributed to such holder, either arrange for the disposition of such fraction by or on behalf of such holder or pay the Fair Market Value (without interest) of such fractional shares.

                  (e) No adjustments in respect of dividends shall be made upon the exchange or redemption of any shares of Exchange Stock; provided, however, that if the Exchange Date shall be subsequent to the record date for determining holders of Exchange Stock entitled to the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Exchange Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the exchange or redemption of such shares.

                  (f) With respect to an exchange or redemption, before any holder of shares of Exchange Stock shall be entitled to receive the consideration to be received by such holder with respect to the exchange or redemption of such shares of Exchange Stock, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of Exchange Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation will as soon as practicable after such surrender of certificates representing such shares of Exchange Stock deliver to the person for whose account such shares of Exchange Stock were so surrendered, or to the nominee or nominees of such person, the consideration to which such person shall be entitled as aforesaid, together with any fractional share payment contemplated by Section IV.G.1(d).

                  (g) With respect to an exchange or redemption, from and after the Exchange Date, all rights of a holder of shares of Exchange Stock shall cease except for the right, upon surrender of the certificates representing such shares of Exchange Stock, to receive the consideration for which such shares were exchanged are redeemed, together with any fractional share payment contemplated by Section IV.G.1(d), and rights to dividends as provided in
Section IV.G.1(e). No holder of a certificate that immediately prior to the Exchange Date represented shares of Exchange Stock shall be entitled to receive any dividend or interest payment or other distribution with respect to the shares of any security or instrument for which the Exchange Stock was exchanged or redeemed until surrender of such holder's certificate for a certificate or certificates or instrument or instruments representing such security (unless the Corporation shall waive such requirement). Subject to applicable escheat and similar laws, upon such surrender, there shall be paid to the holder the amount of any dividend or interest payments or other distributions (without interest) which theretofore became payable with respect to a record date after the Exchange Date, but that were not paid by reason of the foregoing, with respect to the number of shares of the kind of securities represented by the certificate or certificates issued upon such surrender. From and after the Exchange Date, the Corporation shall, however, be entitled to treat the certificates for Exchange Stock that have not yet been surrendered for exchange or redemption as evidencing the ownership of the number of shares of the kind of securities for which the shares of Exchange Stock represented by such certificates shall have been exchanged or redeemed, notwithstanding the failure to surrender such certificates.

                  (h) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any securities in exchange for or upon redemption of or dividend payment on shares of Exchange Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any such securities issued in exchange or upon redemption or as a dividend in a name other than that in which the shares of Exchange Stock so exchanged or redeemed or paid as a dividend upon were registered and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is due.

                  (i) After the Exchange Date, any share of Exchange Stock issued upon conversion or exercise of any Convertible Security shall, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Exchange Stock, be exchanged for the amount of cash, securities and/or other property thereof (together with any payments in lieu of fractional shares or dividends, if any) that a holder of such Convertible Security would have been entitled to receive pursuant to the terms of such Convertible Security had such terms provided that the conversion privilege in effect immediately prior to any exchange by the Corporation of any shares of Exchange Stock would be adjusted so that the holder of any such Convertible Security thereafter surrendered for conversion would be entitled to receive the amount of cash, securities and/or other property he or she would have owned immediately following such action had such Convertible Security been converted immediately prior to such exchange. The foregoing provisions shall not apply to the extent that equivalent adjustments are otherwise made pursuant to the provisions of such Convertible Security.

         2. VOTING OF CONTROLLED SHARES. Shares of any series of Common Stock held by a corporation or other entity controlled by the Corporation (other than an employee benefit plan) shall be voted on any proposal requiring a vote of the holders of such series in the same proportion as votes are cast for or against such proposal by all other holders of such series.

         3. DISCRIMINATION BETWEEN CLASSES OF COMMON STOCK. Subject to the provisions of each series of Common Stock regarding the payment of dividends on such series of Common Stock, the Board of Directors may, in its sole discretion, declare and pay dividends exclusively on any series of Common Stock, or all series, in equal or unequal amounts, notwithstanding the amounts available for the payment of dividends on any series, the respective voting and liquidation rights of each series, the amounts of prior dividends declared on each series or any other factor.

         4. ADJUSTMENTS RELATIVE TO VOTING RIGHTS AND LIQUIDATION. If at any time the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of any series of Common Stock, or pay a dividend or make a distribution in shares of any series of Common Stock to holders of such series, the per share voting rights and the liquidation units of each series of Common Stock other than the GGD Stock shall be appropriately adjusted so as to avoid dilution in the aggregate voting and liquidation rights of any series. The issuance by the Corporation of shares of any series of Common Stock (whether by a dividend or otherwise) to the holders of any other series of Common Stock shall not require adjustment pursuant to this paragraph.

         5. RANK. All series of Common Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock that specifically provide that they shall rank prior to the Common Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to the Common Stock as to the payment of dividends or the distribution of assets.

         6. FRACTIONAL SHARES. Any series of Common Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of such series of Common Stock.

         7. DEFINITIONS. As used in these Articles of Organization, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

                  (a) "Business Day" shall mean each weekday other than any day on which any relevant series of common stock is not traded on any national securities exchange or the Nasdaq National Market or in the over-the-counter market.

                  (b) The "Closing Price," with respect to any security, as of any given day, shall be (x) if such security is listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Composite Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such composite tape shall not be in use or shall not report transactions in such shares, the last reported sales price regular way on the principal national securities exchange on which such shares are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of such series of stock has been traded during such consecutive trading days), or, if there is no such sale on any such day, the mean of the bid and asked prices on such day, or (y) if such shares are not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the mean of the closing bid and asked prices as reported by the

Nasdaq National Market or a similar source selected from time to time by the Corporation for the purpose.

                  (c) "Convertible Securities" shall mean any securities (including employee stock options) of the Corporation that are convertible into or evidence the right to purchase any shares of any series of Common Stock.

                  (d) "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of any properties or assets, other than by pledge, hypothecation or grant of any security interest in such properties or assets.

                  (e) "Exchange Date" shall mean, in respect of any exchange of any share of a series of Common Stock effected pursuant to these Articles of Organization, the date upon which such exchange becomes effective.

                  (f) "Fair Market Value" shall mean

                           (1) as to shares of any series of stock of the
Corporation as of any date, the average of the daily Closing Prices for the 20 consecutive Business Days commencing on the 30th Business Day prior to such date, except that in the event such Closing Prices are unavailable, Fair Market Value shall be determined by the Board of Directors;

                           (2) in the case of securities other than securities
of the Corporation, if such security of a class that has previously been publicly traded for a period of at least three months, the Market Value thereof or, in the case of a security that has not been publicly traded for at least such period, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors;

                           (3) in the case of property other than securities,
the "Fair Market Value" as determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice.

         Any determination of Fair Market Value made under clauses 2 or 3 above shall be described in a statement filed with the records of the actions of the Board of Directors.

         (g) "Market Capitalization" of any series of Common stock on any date shall mean the product of (i) the Fair Market Value of one share of such series of Common Stock on such date and (ii) the number of shares of such series of Common Stock outstanding on such date.

         (h) "Market Value" as of any day of any security shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Business Day, and, if such day is not a Business Day, on the Business Day immediately preceding such day); or, in case no such reported sale takes place on such Business Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Business Day, in either case, on the New York Stock Exchange; or, if the shares of such class or series are not quoted on the New York Stock Exchange on such Business Day, on the Nasdaq National Market; or, if the shares of such class or series are not quoted on the Nasdaq National Market on such Business Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Business Day as furnished by any New York Stock Exchange member firm selected from time to time by the corporation; or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Business Day (including, without limitation, because such securities are not publicly held), the market value as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors. Any determination of Fair Market Value made under the final clause of the preceding sentence shall be described in a statement filed with the records of the actions of the Board of Directors.

         (i) "Qualified Tax Counsel" shall mean tax counsel who may be regular outside counsel to the Corporation but shall not be an officer or employee of the Corporation or any of its affiliates.

         (j) "Redemption Date" shall mean, in respect of any redemption of any share of a series of Common Stock effected pursuant to these Articles of Organization, the date upon which such redemption becomes effective.

         (k) "Related Business Transaction" shall mean, with respect to the Disposition of all or substantially all the properties and assets attributed to a particular series of Common Stock, such Disposition in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which
(i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) is engaged primarily or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the division or group of the Corporation to which were attributed such properties and assets prior to such Disposition, as determined by the Board of Directors.

         (l) "Tax Event" shall mean, with respect to any series of Common Stock that it has become (or will become, as the context may require) more likely than not that for United States Federal income tax purposes (i) the Corporation or the holders of its stock are, or at any time in the future will be, subject to tax or other adverse tax consequences upon the issuance or receipt of shares of such series of Common Stock or by reason of the existence of such series of Common Stock or (ii) either such series of Common Stock or the GGD Stock is not, or at any time in the future will not be, treated solely as stock of the Corporation.

         (m) "Tax Law Change" shall mean (i) any enactment of, amendment to, or change in the laws of the United States or any political subdivision thereof (including any announced proposed change by an applicable legislative committee or the chair in such laws), (ii) any promulgation of, amendment to, or change in the regulations under the laws of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change in or promulgation of regulations by an administrative agency) or (iii) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations. For purposes of rendering an opinion as to a Tax Law Change, tax counsel shall assume that any legislative or administrative proposals will be adopted or enacted as proposed.

         8. DETERMINATIONS BY THE BOARD OF DIRECTORS. Any determinations with respect to any Division or the rights of holders of any series of Common Stock made by the Board of Directors of the Corporation in good faith pursuant to or in furtherance of any provision of these Articles of Organization relating to the Common Stock shall be final and binding on all stockholders of the Corporation.

H.       DESCRIPTION OF THE PREFERRED STOCK

         1. UNDESIGNATED PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The Board of Directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation.

         2. TERMS OF THE SERIES A, SERIES B, SERIES C AND SERIES D JUNIOR PARTICIPATING PREFERRED STOCK.

                  (a) AUTHORIZED AMOUNTS AND DESIGNATIONS. Two million shares of Preferred Stock of the Corporation are designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), 400,000 shares of Preferred Stock are designated as Series B Junior Participating Preferred Stock (the "Series B Preferred Stock"), 400,000 shares of Preferred Stock are designated as Series C Junior Participating Preferred Stock (the "Series C Preferred Stock,") and 600,000 shares of Preferred Stock are designated as Series D Junior Preferred Stock (the "Series D Preferred Stock" and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other series of Preferred Stock so designated by the Corporation's Board of Directors, the "Junior Preferred Stock"). To the extent legally permitted, such numbers of shares may be increased or decreased by vote of the Board of Directors, provided that no decrease shall reduce the number of shares of Junior Preferred Stock of any series to a number less than the number of shares of such series then outstanding plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into such series of Junior Preferred Stock.

                  (b) SERIES A PREFERRED STOCK. A description of the Series A Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                           (1) DIVIDENDS AND DISTRIBUTIONS.

                                    (A) Subject to the prior and superior rights
of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of all shares of common stock of the Corporation (the "Common Shares"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme General Division Common Stock (the "GGD Stock") payable in shares of GGD Stock or a subdivision of the outstanding shares of GGD Stock (by reclassification or otherwise), declared on the GGD Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                                    (B) The Corporation shall declare a dividend
or distribution on the Series A Preferred Stock as provided in Section IV.H.2(b)(1)(A) immediately after it declares a dividend or distribution on any shares of GGD Stock (other than a dividend payable in shares of GGD Stock), provided that, in the event no dividend or distribution shall have been declared on the GGD Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                    (C) Dividends shall begin to accrue and be
cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  (2) VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                           (A) Subject to the provision for adjustment
hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                           (B) Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           (C) Except as set forth herein or as otherwise
provided by law, holders of Series A Preferred Stock shall have no voting rights.

                  (3) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GGD Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                  (4) CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GGD Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

         (c) SERIES B PREFERRED STOCK. A description of the Series B Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  (1) DIVIDENDS AND DISTRIBUTIONS.

                           (A) Subject to the prior and superior rights of the
holders of any shares of any series of Preferred Stock ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of all Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme Tissue Repair Division Common Stock (the "GTR Stock") payable in shares of GTR Stock or a subdivision of the outstanding shares of GTR Stock

(by reclassification or otherwise), declared on the GTR Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                           (B) The Corporation shall declare a dividend or
distribution on the Series B Preferred Stock as provided in Section IV.H.2(c)(1)(A) immediately after it declares a dividend or distribution on any shares of GTR Stock (other than a dividend payable in shares of GTR Stock), provided that, in the event no dividend or distribution shall have been declared on the GTR Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (C) Dividends shall begin to accrue and be cumulative
on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  (2) VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                           (A) Subject to the provision for adjustment
hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GTR Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                           (B) Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series B Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           (C) Except as set forth herein or as otherwise
provided by law, holders of Series B Preferred Stock shall have no voting rights.

                  (3) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GTR Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                  (4) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GTR Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

         (d) SERIES C PREFERRED STOCK. A description of the Series C Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  (1) DIVIDENDS AND DISTRIBUTIONS.

                           (A) Subject to the prior and superior rights of the
holders of any shares of any series of Preferred Stock ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme Molecular Oncology Division Common Stock (the "GMO Stock") payable in shares of GMO Stock or a subdivision of the outstanding shares of GMO Stock (by reclassification or otherwise), declared on the GMO Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                           (B) The Corporation shall declare a dividend or
distribution on the Series C Preferred Stock as provided in Section IV.H.2(d)(1)(A) immediately after it declares a dividend or distribution on any shares of GMO Stock (other than a dividend payable in shares of GMO Stock), provided that, in the event no dividend or distribution shall have been declared on the GMO Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (C) Dividends shall begin to accrue and be cumulative
on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  (2) VOTING RIGHTS. The holders of shares of Series C Preferred Stock shall have the following voting rights:

                           (A) Subject to the provision for adjustment
hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GMO Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                           (B) Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series C Preferred Stock and the holders of

Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           (C) Except as set forth herein or as otherwise
provided by law, holders of Series C Preferred Stock shall have no voting rights.

                  (3) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GMO Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                  (4) CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GMO Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

         (e) SERIES D PREFERRED STOCK. A description of the Series D Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  (1) DIVIDENDS AND DISTRIBUTIONS.

                           (A) Subject to the prior and superior rights of the
holders of any shares of any series of Preferred Stock ranking prior and superior to the Series D Preferred Stock with respect to dividends, the holders of shares of Series D Preferred Stock, in preference to the holders of Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme Surgical Products Division Common Stock (the "GSP Stock") payable in shares of GSP Stock or a subdivision of the outstanding shares of GSP Stock (by reclassification or otherwise), declared on the GSP Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on any shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

                           (B) The Corporation shall declare a dividend or
distribution on the Series D Preferred Stock as provided in Section IV.H.2(e)(1)(A) immediately after it declares a dividend or distribution on any shares of GSP Stock (other than a dividend payable in shares of GSP Stock), provided that, in the event no dividend or distribution shall have been declared on the GSP Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series D Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (C) Dividends shall begin to accrue and be cumulative
on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a

Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  (2) VOTING RIGHTS. The holders of shares of Series D Preferred Stock shall have the following voting rights:

                           (A) Subject to the provision for adjustment
hereinafter set forth, each share of Series D Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GSP Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on any shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

                           (B) Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series D Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           (C) Except as set forth herein or as otherwise
provided by law, holders of Series D Preferred Stock shall have no voting rights.

                  (3) LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series D Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GSP Stock, or

(2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on any shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the aggregate amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

                  (4) CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series D Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GSP Stock is changed or exchanged. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

         (f) GENERAL PROVISIONS. Except as otherwise specifically provided in a particular series of Junior Preferred Stock, the following provisions shall apply to all series of Junior Preferred Stock:

                  (1) CERTAIN RESTRICTIONS.

                           (A) Whenever quarterly dividends or other dividends
or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (i) declare or pay dividends, or make any
other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                                    (ii) declare or pay dividends, or make any
other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (iii) redeem or purchase or otherwise
acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

                                    (iv) redeem, purchase or otherwise acquire
for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (2) The Corporation shall not permit any subsidiary
of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section IV.H.2(f)(1)(A) purchase or otherwise acquire such shares at such time and in such manner.

         (g) REACQUIRED SHARES. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as shares of the same series of Preferred Stock or as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or as otherwise required by law.

         (h) REDEMPTION. The shares of Junior Preferred Stock shall not be redeemable.

         (i) RANK. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall rank equally with respect to the payment of dividends and the distribution of assets together with any other series of the Corporation's Preferred Stock that specifically provide that they shall rank equally with Junior Preferred Stock. The Junior Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock that specifically provide that they shall rank prior to the Junior Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to the Junior Preferred Stock as to the payment of dividends or the distribution of assets.

         (j) AMENDMENT. The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the holders of Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of each outstanding series of Junior Preferred Stock, voting together as a single series, provided that, any two or more series of Junior Preferred Stock that are adversely affected in the same manner shall vote together as a single class.

         (k) FRACTIONAL SHARES. The Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Junior Preferred Stock.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                      NONE



                                   ARTICLE VI

** Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                                   ARTICLE VI

                             OTHER LAWFUL PROVISIONS

I.       BOARD OF DIRECTORS

         1. CLASSIFICATION. The directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial directors of all classes shall be elected by the incorporator and shall serve until their respective successors shall be elected and shall qualify. Thereafter, the directors of the first class shall be elected to hold office for a term expiring at the first annual meeting of stockholders, the directors of the second class shall be elected to hold office for a term expiring at the second annual meeting of stockholders and the directors of the third class shall be elected to hold office for a term expiring at the third annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, resignation, retirement or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the election, terms of office and other features of such directorships shall be governed by the terms of the vote establishing such series, and such directors so elected shall not be divided into classes pursuant to this Article VI unless express provided by such terms.

         2. VACANCIES. Except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by holders of such series, any vacancies in the Board of Directors, including a vacancy resulting from the enlargement of the Board, may be filled by the directors then in office, though less than a quorum. Each director so chosen to fill a vacancy shall be elected to complete the term of office of the director who is being succeeded. In the case of any election of a new director to fill a directorship created by an enlargement of the Board, the Board shall in such election assign the class of directors to which such additional director is being elected, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned.

         3. REMOVAL. Except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by holders of such series, at any special meeting of the stockholders called at least in part for the purpose, any director or directors may, by the affirmative vote of the holders of at least a majority of the stock entitled to vote for the election of directors, be removed from office for cause. The provisions of this subsection shall be the exclusive method for the removal of directors.

J.       STOCKHOLDER VOTE REQUIRED FOR CERTAIN ACTIONS

         The Corporation, by vote of a majority in interest of the stock outstanding and entitled to vote thereon may (i) authorize any amendment to these Articles of Organization, (ii) authorize the sale, lease or exchange of all or substantially all of the Corporation's property and assets, including its goodwill and (iii) approve a merger or consolidation of the Corporation with or into any other corporation; so long as such amendment, sale, lease, exchange, merger or consolidation shall have been approved by the Board of Directors.

K.       ADDITIONAL PROVISIONS

         1. Meetings of the stockholders may be held anywhere within the United State.

         2. No contract or other transaction of this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder or partner in such other corporation, association, or partnership, or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he were not so interested or were not an officer, director, or partner of such other corporation, association, or partnership.

         3. The corporation may be a partner in any business enterprise which it would have power to conduct itself.

         4. The by-laws may provide that the directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these Articles of Organization, or the by-laws requires action by the stockholders.

         5. A director shall not be liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

         6. Except as otherwise required by law, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders.

**If there are no provisions state "None".

NOTE: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.


                                   ARTICLE VII

     The effective date of the Restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall nor be more than THIRTY DAYS after the date of filing.


                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the Corporation in MASSACHUSETTS is:

     One Kendall Square, Cambridge, MA 02139

b. The name, residential address and post office address of each director and officer is as follows:

   NAME                      RESIDENTIAL ADDRESS         POST OFFICE ADDRESS
President:

Henri A. Termeer             65-3 Commercial Wharf       c/o Genzyme Corporation
                             Boston, MA 02110            One Kendall Square
                                                         Cambridge, MA 02139
Treasurer:

Evan M. Lebson               5 Arbetter Drive            same as above
                             Framingham, MA 01701

Clerk:

Peter Wirth                  37 Hancock Street           same as above
                             Boston, MA 02114

Directors:

Henri A. Termeer             same as above               same as above

Douglas A. Berthiaume        18 Buttonwood Drive         same as above
                             Andover, MA 01810

Robert J. Carpenter          9 Lowell Road               same as above
                             Wellesley, MA 02181

Constantine E. Anagstopoulos 213 North Bemiston Avenue   same as above
                             Clayton, MO 63105-3827

Henry E. Blair               2580 Main Street            same as above
                             Barnstable, MA 02630

Charles L. Cooney            35 Chestnut Street          same as above
                             Brookline, MA 02139


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


c. The fiscal year (i.e. tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is: NONE

** We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following article. Briefly describe amendments below:

Article IV: (1) modify provisions governing the treatment of Genzyme Molecular Oncology Division Common Stock (GMO Stock), Genzyme Surgical Products Division Common Stock and Genzyme Tissue Repair Division Common Stock (GTR Stock) upon a sale of al or substantially all of the corresponding division's assets; (2) modify and add additional provisions regarding the optional exchange of those three series of common stock; (3) modify the provisions regarding treatment of GMO Stock and GTR Stock upon certain changes in federal tax law; and (4) modify provisions governing notices to stockholders.



SIGNED UNDER THE PENALTIES OF PERJURY, this 28th day of June, 2000,

/s/ Michael S. Wyzga                       Senior Vice-President
------------------------------------------

/s/ Peter Wirth                            Clerk
------------------------------------------


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


                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

                   ------------------------------------------

                   I hereby approve the within Restated Articles Of Organization and, the filing fee in the Amount of $_________ having been paid, said Articles are deemed to have been filed with me This ________ day of ___________, 2000.

                   EFFECTIVE DATE:_____________________________




                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH




                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENTS TO BE SENT TO:


                   PAUL LAURINO, ESQUIRE
                   ----------------------------------------------

                   PALMER & DODGE LLP
                   ----------------------------------------------

                   ONE BEACON STREET, BOSTON, MA 02108
                   ----------------------------------------------

                   Telephone:    617/573-0510
                                 --------------------------------



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